SCHEDULE 14A INFORMATION

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Everest Re Group, Ltd.

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EVEREST RE GROUP, LTD.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 23, 2006

TO THE SHAREHOLDERS OF EVEREST RE GROUP, LTD.:

     The Annual General Meeting of Shareholders of Everest Re Group, Ltd. (the “Company”), a Bermuda company, will be held at Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda on May 23, 2006 at 11:00 a.m., local time, for the following purposes:

1.
To elect three Class I directors of the Company, each to serve for a three-year period to expire at the 2009 Annual General Meeting of Shareholders or until such director’s successor shall have been duly elected or appointed or until such director’s office is otherwise vacated.

2.
To appoint PricewaterhouseCoopers LLP as the Company’s independent, registered public accounting firm to act as the Company’s auditor for the year ending December 31, 2006 and authorize the Board of Directors of the Company acting by the Audit Committee of the Board of Directors to set the fees for the independent, registered public accounting firm acting as the Company’s auditor.

3.	To consider and approve an amendment to the Everest Re Group, Ltd. 2002 Stock Incentive Plan, as described in the accompanying Proxy Statement.

4.	To consider and act upon such other business, if any, as may properly come before the meeting and any and all adjournments thereof.

     The Company’s financial statements for the year ended December 31, 2005, together with the report of the Company’s independent, registered public accounting firm in respect of those financial statements, as approved by the Company’s Board of Directors, will be presented at this Annual General Meeting.

     Only shareholders of record, as shown by the transfer books (Register of Members) of the Company, at the close of business on March 27, 2006 are entitled to notice of, and to vote at, the Annual General Meeting.

     You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed proxy and return it promptly in the postage prepaid envelope provided for that purpose.

By Order of the Board of Directors
Sanjoy Mukherjee, Secretary

April 14, 2006
Hamilton, Bermuda

EVEREST RE GROUP, LTD.

PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS

May 23, 2006

     The enclosed Proxy Card is being solicited on behalf of the Board of Directors (the “Board”) for use at the 2006 Annual General Meeting of Shareholders of Everest Re Group, Ltd., a Bermuda company (the “Company”), to be held on May 23, 2006, and at any adjournment thereof. It may be revoked at any time before it is exercised by giving a later-dated proxy, notifying the Secretary of the Company in writing at the Company’s registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, or by voting in person at the Annual General Meeting. All shares represented at the meeting by properly executed proxies will be voted as specified and, unless otherwise specified, will be voted: (1) for the election of Martin Abrahams, John R. Dunne and John A. Weber as directors; (2) for the appointment of PricewaterhouseCoopers LLP as the Company’s independent, registered public accounting firm to act as the Company’s auditor for 2006 and for authorizing the Board of Directors of the Company acting by the Audit Committee of the Board to set the fees for the independent, registered public accounting firm acting as the Company’s auditor and (3) for the approval of an amendment to the Everest Re Group, Ltd. 2002 Stock Incentive Plan.

     Only shareholders of record at the close of business on March 27, 2006 will be entitled to vote at the meeting. On that date, 64,910,277 Common Shares, par value $.01 per share (“Common Shares”), were outstanding and entitled to vote. Except as may be provided in the Company’s Bye-Laws, where voting is by poll, each Common Share is entitled to one vote.

     The election of each nominee for director and the approval of all other matters to be voted upon at the Annual General Meeting require the affirmative vote of a majority of the votes cast at the Annual General Meeting, provided there is a quorum (consisting of not less than two persons present in person or by proxy holding in excess of 50% of the issued and outstanding Common Shares entitled to attend and vote at the Annual General Meeting). The Company has appointed inspectors of election to count votes cast in person or by proxy. Common Shares owned by shareholders who are present in person or by proxy at the Annual General Meeting but who elect to abstain from voting will be counted towards the presence of a quorum. However, such Common Shares, and Common Shares owned by shareholders and not voted in person or by proxy at the Annual General Meeting (including “broker non-votes”), will not be counted towards the majority needed to elect a director or approve any other matter before the shareholders and thus will have no effect on the outcome of those votes.

     This Proxy Statement, the attached Notice of Annual General Meeting, the Annual Report of the Company for the year ended December 31, 2005 (including financial statements) and the enclosed Proxy Card are first being mailed to the Company’s shareholders on or about April 14, 2006.

     On February 24, 2000, the Company became the holding company for Everest Reinsurance Holdings, Inc. (“Everest Holdings”) and its subsidiaries in connection with a restructuring. As a result, all references in this document to the Company prior to February 24, 2000 refer to Everest Holdings and all references to the Common Shares prior to February 24, 2000 refer to the common stock of Everest Holdings.

     All references in this document to “$” or “dollars” are references to the currency of the United States of America.

     The Company knows of no specific matter to be brought before the Annual General Meeting that is not referred to in the attached Notice of Annual General Meeting of Shareholders and this Proxy Statement. If any such matter comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote proxies in accordance with their best judgment with respect to such matters. To be properly made, a shareholder proposal must comply with the Company’s Bye-Laws and, in order for any matter to come before the meeting, it must relate to matters referred to in the attached Notice of Annual General Meeting.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

     The Board of Directors recommends that you vote FOR the director nominees described below. Proxies will be so voted unless shareholders specify otherwise in their proxies.

     The Company’s Bye-Laws provide for the division of the Board into three classes, with the directors in each class serving for a term of three years. At the 2006 Annual General Meeting, three nominees for Class I director positions are to be elected to serve until the 2009 Annual General Meeting of Shareholders or until their qualified successors are elected or until such director’s office is otherwise vacated. At its regularly scheduled meeting on February 22, 2006, the Nominating and Governance Committee recommended to the Board of Directors the nominations of Mr. Abrahams, Mr. Dunne and Mr. Weber as Class I directors. Mr. Abrahams, Mr. Dunne and Mr. Weber are currently Class I directors of the Company. The Class II director positions will be subject to election at the 2007 Annual General Meeting and the Class III directors will be subject to election at the 2008 Annual General Meeting.

     On February 22, 2006, the Board accepted the Nominating and Governance Committee recommendations, and all nominees have accepted their nominations for the Class I director positions. It is not expected that any of the nominees will become unavailable for election as a director, but if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as the Board shall recommend, unless the Board reduces the number of directors accordingly. There are no arrangements or understandings between any director and any other person pursuant to which such person was selected as a director or nominee.

Information Concerning Nominees

     The following information has been furnished by the respective nominees for election of Class I directors for terms expiring in 2009.

     Martin Abrahams, 73, became a Class I director of the Company on March 12, 1996 and served as a director of Everest Reinsurance Company (“Everest Re”) from March 1996 to February 2000. Mr. Abrahams, currently retired, served with the accounting firm of Coopers & Lybrand L.L.P. from 1957 and was a partner in that firm from 1969 to 1995.

     John R. Dunne, 76, became a Class I director of the Company on June 10, 1996 and served as a director of Everest Re from June 1996 to February 2000. Mr. Dunne is an attorney and member of the bar of New York and the District of Columbia. Since 1994 he has been counsel to the law firm of Whiteman, Osterman & Hanna LLP in Albany, New York. Since 1995, Mr. Dunne has been a director of AVIVA Life Insurance Company of New York, serving on the company’s audit committee. Mr. Dunne was a director of CGU Corporation, an insurance holding company, from 1993 until 2001. Mr. Dunne was counsel to the Washington, D.C. law firm of Bayh, Connaughton & Malone from 1993 to 1994. From 1990 to 1993, he served as an Assistant Attorney General at the United States Department of Justice. From 1966 to 1989, Mr. Dunne served as a New York State Senator while concurrently practicing law as a partner in New York law firms.

     John A. Weber, 61, he became a Class I director on May 22, 2003. Since December 2002, he has been the Managing Partner of Copley Square Capital Management, LLC, a private partnership and SEC-registered investment adviser which provides investment management and strategic advisory services to institutions. From 1990 through 2002, Mr. Weber was affiliated with One Beacon Insurance Group LLC (formerly known as CGU Corporation) and its predecessor companies. During that affiliation, he became the Managing Director and Chief Investment Officer of One Beacon Insurance Companies and the President of One Beacon Asset Management, Inc. (formerly known as CGU Asset Management, Inc.). From 1988 through 1990, Mr. Weber was the Chief Investment Officer for Provident

Life Accident Insurance Company and from 1972 through 1988 was associated with Connecticut Mutual Life Insurance Company (“Connecticut Mutual”) and its affiliate, State House Capital Management Company (“State House”), eventually serving as Senior Vice President of Connecticut Mutual and President of State House.

Information Concerning Continuing Directors and Executive Officers

     The following information has been furnished by those directors whose terms of office will continue after the Annual General Meeting and by the other executive officers.

     Kenneth J. Duffy, 76, became a Class II director of the Company on March 12, 1996 and served as a director of Everest Re from March 1996 to February 2000. Mr. Duffy is a retired insurance executive. He served with the insurance holding company, Commercial Union Corporation, and its parent company, CGU plc, from 1948 until his retirement in 1999. He was President and Chief Executive Officer of Commercial Union Corporation from January 1985 to January 1995, Chairman and Chief Executive Officer from January 1993 to January 1995, Chairman from January 1995 to October 1998 and Senior Advisor to CGU plc from October 1998 to December 1999. Until December 1999, he was also a director of Commercial Union Canada Holdings, Ltd. and the President and a director of Curepool (Bermuda) Ltd. He is also a vice president of the Insurance Institute of London and a fellow of the Institute of Risk Management.

     Thomas J. Gallagher, 57, became a Class III director of the Company on March 13, 1996. Mr. Gallagher also serves as a director of Everest Re, having first been elected to that position in 1987. Elected President and Chief Operating Officer of both the Company and Everest Re on February 24, 1997, Mr. Gallagher had been Executive Vice President of both companies since December 1995. He was Senior Vice President of the Company from 1994 to 1995 and of Everest Re from 1989 to 1994. Since joining Everest Re in 1975, he has served as an underwriter in the facultative and treaty departments, as vice president in charge of the facultative department and as vice president in charge of the treaty casualty department. Mr. Gallagher also serves as Deputy Chairman of the Company, as a director and President of Everest Holdings, as a director and Deputy Chairman of Everest Reinsurance (Bermuda), Ltd. (“Bermuda Re”), as a director and Chairman of Everest Global Services, Inc. (“Everest Global”), as a director and Chairman of Everest National Insurance Company (“Everest National”), as a director and Chairman of Everest Insurance Company of Canada (“EVCAN”), as a director and Chairman of Mt. McKinley Insurance Company (“Mt. McKinley”), as a director and Chairman and Chief Executive Officer of Everest Indemnity Insurance Company (“Everest Indemnity”), and as a director of WorkCare Southeast, Inc. (“WorkCare Southeast”), WorkCare Southeast of Georgia, Inc. (“WorkCare Georgia”) and Everest Security Insurance Company (“Everest Security”) (f/k/a Southeastern Security Insurance Company), all of which are subsidiaries of the Company.

     William F. Galtney, Jr., 53, became a Class III director of the Company on March 12, 1996 and served as a director of Everest Re from March 1996 to February 2000. Since April 1, 2005, he has been Chairman of Oxford Insurance Services Limited, a managing general and surplus lines agency. Prior thereto, he was President (from June of 2001 until December 31, 2004) and Chairman (until March 31, 2005) of Gallagher Healthcare Insurance Services, Inc. (“GHIS”), a wholly-owned subsidiary of Arthur J. Gallagher & Co. (“Gallagher”). From 1983 until its acquisition by Gallagher in June of 2001, Mr. Galtney was the Chairman and Chief Executive Officer of Healthcare Insurance Services, Inc. (predecessor to GHIS), a managing general and surplus lines agency previously indirectly owned by The Galtney Group, Inc. Mr. Galtney is also Managing Member, President and Director of Galtney Group, LLC and was a director of Mutual Risk Management Ltd. from 1988 to 2002.

     Joseph V. Taranto, 57, a Class II director, became Chairman of the Board and Chief Executive Officer of the Company and Everest Re on October 17, 1994 and served as President of both companies from December 1994 until Mr. Gallagher’s election as President on February 24, 1997. Mr. Taranto also serves as Chairman and Chief Executive Officer of Everest Holdings and as Chairman of Bermuda Re. Between 1986 and 1994, Mr. Taranto was a director and President of Transatlantic Holdings, Inc. and a director and President of Transatlantic Reinsurance Company and Putnam Reinsurance Company (both subsidiaries of Transatlantic Holdings, Inc.).

     Stephen L. Limauro, 54, is an Executive Vice President and the Chief Financial Officer of the Company. He served as Comptroller of the Company from September 25, 1997 until November 6, 2001. He served as Comptroller of Everest

Re from September 25, 1997 until August 29, 2001. He served as Treasurer of the Company from November 17, 1999 until November 6, 2001 and Treasurer of Everest Re from November 17, 1999 until August 6, 2001. He became Executive Vice President of the Company and Everest Re on September 21, 2000. He became a Senior Vice President of the Company and Everest Re on February 23, 1999. He served as Assistant Comptroller of Everest Re from June 20, 1988 until September 25, 1997. From May 1995 until September 1997, he was Vice President, Treasurer and Assistant Comptroller of the Company. Mr. Limauro is also a director, Executive Vice President, and Chief Financial Officer of Everest Holdings, a director of Everest Re, Everest National and Everest Indemnity, a director and Chairman of Everest Re Advisors, Ltd. (“Everest Re Advisors”), a Bermuda subsidiary of the Company, a director and chairman of Everest Advisors (Ireland) Limited (“Everest Ireland”), an Irish subsidiary of Everest Re Advisors and a director of Everest Advisors (U.K.) Ltd., (“Advisors U.K.”), a subsidiary of Everest Ireland. He also serves as a director and Treasurer of EVCAN. He served as a director and Chairman of Everest Re Holdings, Ltd. (“ERHL”), until its dissolution on January 27, 2006, and is director and President of Everest Global and Chief Financial Officer of WorkCare Southeast and WorkCare Georgia. He is also a director of Bermuda Re and director and Chairman of Everest International Reinsurance, Ltd. (“Everest International”) (f/k/a AFC Re Ltd.), which are subsidiaries of the Company. Mr. Limauro serves as a director of Mt. McKinley and Everest Security, which are subsidiaries of the Company. He also serves as a trustee of Everest Re Capital Trust, Everest Re Capital Trust II and Everest Re Capital Trust III, which are Delaware statutory trusts. Prior to the restructuring, he was a director and Chairman of Everest Re Group, Ltd.

     Mark S. de Saram, 50, is an executive officer of the Company and became Senior Vice President on October 13, 2004. He serves as Managing Director and Chief Executive Officer of Bermuda Re and as a director and Deputy Chairman of Everest Re Advisors and Everest International. He serves as a director of Everest Ireland and Advisors U.K. and was director and Deputy Chairman of ERHL until its dissolution. Mr. de Saram joined Everest in 1995 as Vice President of Everest Re responsible for United Kingdom and European Operations. Prior to his joining Everest, Mr. de Saram accumulated 21 years of reinsurance industry experience working in various underwriting capacities in the United Kingdom and Canada.

     Keith T. Shoemaker, 50, became Comptroller of the Company on November 6, 2001 and became the Principal Accounting Officer on July 30, 2002. He also serves as Vice President and Comptroller of Everest Holdings, Everest Re, Everest Global and Mt. McKinley as well as Assistant Comptroller of Everest National, Everest Indemnity, Everest Security, WorkCare Southeast, WorkCare Georgia and Mt. McKinley Managers, L.L.C. (“Mt. McKinley Managers”) and Assistant Controller of EVCAN. He served as Vice President and Comptroller of ERHL until its dissolution. He also serves as a trustee of Everest Re Capital Trust and Everest Re Capital Trust II, which are Delaware statutory trusts. Mr. Shoemaker was Vice President and Controller of Selective Insurance Company from 1999 to 2001 and served as Vice President of the National Council on Compensation Insurance from 1992 to 1999.

The Board of Directors and Its Committees

     The Board conducts its business through its meetings and meetings of its committees. Four meetings of the Board were held in 2005. No director, either in person or through an alternate director appointment as permitted under Bermuda law, attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which the director served. All of the directors personally attended last year’s Annual General Meeting of Shareholders. The directors are expected to attend the Annual General Meeting pursuant to the Company’s Corporate Governance Guidelines.

     The Board has affirmatively determined that the following directors, who constitute a majority of the Board and who serve as members of the Audit, Compensation and Nominating and Governance Committees, are independent: Mr. Abrahams, Mr. Duffy, Mr. Dunne and Mr. Weber. To determine independence, the Board applied the categorical standards contained in the Company’s Corporate Governance Guidelines. A copy of those standards, which meet and in some respects exceed the corporate governance listing standards of the New York Stock Exchange (“NYSE”), is set forth as Appendix A to this Proxy Statement. The Board also considered whether these four directors had any other material relationships with the Company, its affiliates or the Company’s external auditor and concluded that none of them had a relationship that impaired his independence. The Board based its determination on personal discussions with the directors and a review of each director’s responses to questions regarding employment, compensation history, affiliations and family and other relationships. Additionally, as well as making the disclosures required under Bye-Law 21(b) of the Company’s Bye-Laws (which in turn requires compliance with the Companies Act 1981 of Bermuda, as amended), pursuant to the Corporate Governance Guidelines, directors must disclose to the other directors any potential conflicts of interest they may have with respect to any matter under discussion and, if disqualified by the Chairman of the meeting, refrain from voting on a matter in which they may have a material interest.

     Prior to each scheduled meeting of the Board of Directors, the directors who are not officers of the Company meet in executive session outside the presence of management. The executive sessions are chaired by alternating directors who rotate on an alphabetical basis. In addition, the independent directors meet in executive session outside the presence of management on a regular basis.

     The Board currently maintains Audit, Nominating and Governance and Compensation Committees, all of whose members are independent directors. The Charters for each of these committees, the Corporate Governance Guidelines and the Company’s Ethics Guidelines and Index to Compliance Policies are posted on the Company’s website at http://www.everestre.com. These documents are also available in print to any shareholder who requests a copy from the Corporate Secretary at the address below. The Board also maintains an Executive Committee, the purpose of which is to take any emergency actions until the Board can meet. The members of the Executive Committee are Mr. Taranto, Mr. Gallagher and Mr. Galtney. The Executive Committee did not meet in 2005.

     Audit Committee

     The principal purposes of the Company’s Audit Committee are to oversee the integrity of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements, to oversee the independent, registered public accounting firm, to evaluate the independent, registered public accounting firms’ qualifications and independence and to oversee the performance of the Company’s internal audit function. The Audit Committee meets separately and together with the Company’s management, director of internal audit and the independent, registered public accounting firm to review the Company’s internal controls and financial statements, audit findings and significant accounting and reporting issues. The Board has adopted a Charter for the Audit Committee which is revised as necessary to comply with all applicable laws, rules and regulations. The Charter is available on the Company’s website at http://www.everestre.com.

     The members of the Audit Committee are Mr. Abrahams, Mr. Duffy, Mr. Dunne, and Mr. Weber, all of whom meet the independence standards of the NYSE and the Securities and Exchange Commission (“SEC”). Mr. Abrahams qualifies also as an “audit committee financial expert” as defined by the SEC in Item 401(h) of Regulation S-K. No member of the Audit Committee may serve on the Audit Committee of more than two other public companies unless the Board has determined that such service will not affect the ability of the Committee member to serve on the Company’s Audit Committee. Mr. Dunne serves as Chairman of the Audit Committee. The Audit Committee held four meetings in 2005.

     Compensation Committee

     The Compensation Committee exercises authority with respect to all compensation and benefits afforded all officers at the Senior Vice President level and above, the Named Executive Officers (as defined herein), and the Company’s Chief Financial Officer, Comptroller, Treasurer and Secretary. The Compensation Committee also has oversight responsibilities for all of the Company’s broad-based compensation and benefit programs, including administration of the Company’s Annual Incentive Plan, the 1995 Stock Incentive Plan, the 2002 Stock Incentive Plan and the Executive Performance Annual Incentive Plan. The Compensation Committee adopted a Charter on November 21, 2002, which is available on the Company’s website at http://www.everestre.com.

     The Compensation Committee is comprised of Mr. Abrahams, Mr. Duffy, Mr. Dunne and Mr. Weber, none of whom are current or former employees or officers of the Company and all of whom meet the independence standards of the NYSE. Mr. Duffy serves as Chairman of the Compensation Committee. The Compensation Committee held six meetings in 2005.

     Nominating and Governance Committee

     The Nominating and Governance Committee was established by the Board on November 21, 2002, with authority and responsibility to identify and recommend qualified individuals to be nominated as directors of the Company and to develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company. The current members of the Nominating and Governance Committee are Mr. Abrahams, Mr. Duffy, Mr. Dunne and Mr. Weber, all of whom meet the independence standards of the NYSE. Mr. Abrahams currently serves as Chairman of the Nominating and Governance Committee.

     The Nominating and Governance Committee will consider a shareholder’s nominee for director who is proposed in accordance with the procedures set forth in Bye-Law 12 of the Company’s Bye-Laws, which is available on the Company’s website or by mail from the Corporate Secretary’s office. This Bye-Law requires written notice of a shareholder’s intent to make such a nomination at the 2007 Annual General Meeting of Shareholders to be received by the Secretary of the Company at the address listed below under Shareholder Communications with Directors, between November 15, 2006 and December 15, 2006. Such notice shall set forth the name and address, as it appears on the Register of Members, of the shareholder who intends to make the nomination; a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make such nomination; the class and number of shares of the Company which are held by the shareholder; the name and address of each individual to be nominated; a description of all arrangements or understandings between the shareholder and any such nominee and any other person or persons (naming such person or persons) pursuant to which such nomination is to be made by the shareholder; such other information regarding any such nominee required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934; and the consent of any such nominee to serve as a director, if so elected.

     Shareholder candidates nominated in accordance with the procedures of Bye-Law 12 will, like any other director-candidate, be considered based solely on their character, judgment, education, training, business experience and expertise. In addition to complying with independence standards of the NYSE, the SEC and the Company, candidates for director must possess the highest levels of personal and professional ethics, integrity and values and be willing to devote sufficient time to perform their board and committee duties. It is in the Company’s best interests that the board be composed of individuals whose skills, experience, diversity and expertise complement those of the other board members. The objective is to have a board which, taken as a whole, is knowledgeable in the areas of insurance/reinsurance, accounting (using generally accepted accounting practices and/or statutory accounting practices for insurance companies), financial management and investment, and any other areas which the board and committee deem appropriate in light of the continuing operations of the Company and its subsidiaries. Financial services-related experience, other relevant prior service, a familiarity with national and international issues affecting the Company’s operations and a diversity of background, experience, race and gender are also among the relevant criteria to be considered. Following interviews, meetings and such inquiries and investigations determined to be appropriate under the circumstances, the Committee makes its director recommendations to the Board.

     The Nominating and Governance Committee held one meeting in 2005. The Committee’s Charter, which was adopted by the Board on February 25, 2004, and the Corporate Governance Guidelines which contain the director qualifications, are available on the Company’s website at http://www.everestre.com.

     Code of Ethics for CEO and Senior Financial Officers

     The Company has adopted a code of ethics that applies to the Chief Executive Officer, Chief Financial Officer and senior financial officers. The text of the Code of Ethics for Chief Executive Officer and Senior Financial Officers is posted on the Company’s website at http://www.everestre.com. This document is also available in print to any shareholder who requests a copy from the Corporate Secretary at the address below. In the event the Company makes any amendment to or grants any waiver from the provisions of its Code of Ethics, the Company intends to disclose such amendment or waiver on its website within five business days.

     Shareholder Communications with Directors

     Shareholders may communicate directly with the Board of Directors or with individual directors. All communications should be directed to the Company’s Secretary at the following address and in the following manner:

     Everest Re Group, Ltd. Corporate Secretary
     c/o Everest Global Services, Inc.
     Westgate Corporate Center
     477 Martinsville Road
     P.O. Box 830
     Liberty Corner, New Jersey 07938-0830

     Any such communication should prominently indicate on the outside of the envelope that it is intended for the Board of Directors, for the Non-Management Directors or for any individual director. Each communication addressed to an individual director and received by the Company’s Secretary from investors or security holders, which is related to the operation of the Company and is not solely commercial in nature, will promptly be forwarded to the specified party. Communications addressed to the “Board of Directors” or to the “Non-Management Directors” will be forwarded to the Chairman of the Nominating and Governance Committee.

Common Share Ownership By Directors And Executive Officers

     The following table sets forth the beneficial ownership of Common Shares as of March 27, 2006 by the directors of the Company, by the Named Executive Officers listed in the Summary Compensation Table and by all directors and executive officers of the Company as a group. Information in this table was furnished to the Company by the respective directors and Named Executive Officers. Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting power and sole dispositive power with respect to the shares shown in the table as owned by that person.

	Amount and Nature of		Percent of
Name of Beneficial Owner	Beneficial Ownership		Class(12)
Martin Abrahams	37,692	(1)	*
Kenneth J. Duffy	37,984	(2)	*
John R. Dunne	34,629	(3)	*
Thomas J. Gallagher	186,988	(4)	*
William F. Galtney, Jr.	101,232	(5)	*
Joseph V. Taranto	606,336	(6)	*
John A. Weber	9,049	(7)	*
Stephen L. Limauro	63,725	(8)	*
Keith T. Shoemaker	4,200	(9)	*
Mark S. de Saram	34,022	(10)	*
All directors and executive officers
as a group (10 persons)	1,115,857	(11)	1.72

*	Less than 1%

(1)
Includes 26,500 shares issuable upon the exercise of stock options exercisable within 60 days of March 27, 2006 and 9,192 shares held in the Martin Abrahams Revocable Trust. Also includes 2,000 shares of restricted stock issued to Mr. Abrahams under the Company’s 2003 Non-Employee Director Equity Compensation Plan (“2003 Director Plan”) which may not be sold or transferred until the vesting requirements are satisfied.

(2)
Includes 20,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 27, 2006. Does not include 9,250 7.85% trust preferred securities issued by Everest Re Capital Trust, a subsidiary of the Company. Also includes 2,000 shares of restricted stock issued to Mr. Duffy under the 2003 Director Plan which may not be sold or transferred until the vesting requirements are satisfied.

(3)
Includes 26,500 shares issuable upon the exercise of stock options exercisable within 60 days of March 27, 2006. Also includes 2,000 shares of restricted stock issued to Mr. Dunne under the Company’s 2003 Director Plan which may not be sold or transferred until the vesting requirements are satisfied.

(4)
Includes 154,300 shares issuable upon the exercise of stock options exercisable within 60 days of March 27, 2006. Also includes 20,320 shares of restricted stock issued to Mr. Gallagher under the Company’s 2002 Stock Incentive Plan which may not be sold or transferred until the vesting requirements are satisfied.

(5)
Includes 69,000 shares owned by Galtney Family Investors, Ltd., a limited partnership in which Mr. Galtney maintains a beneficial ownership and for which he serves as the General Partner. Also includes 26,500 shares issuable upon the exercise of stock options exercisable within 60 days of March 27, 2006. Also includes 2,000 shares of restricted stock issued to Mr. Galtney under the Company’s 2003 Director Plan which may not be sold or transferred until the vesting requirements are satisfied.

(6)
Includes 200,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 27, 2006 and includes 106,000 shares of restricted stock issued to Mr. Taranto under the Company’s 2002 Stock Incentive Plan which may not be sold or transferred until the vesting requirements have been satisfied.

(7)
Includes 3,206 shares issuable upon the exercise of stock options exercisable within 60 days of March 27, 2006. Does not include 1,000 7.85% trust preferred securities issued by Everest Re Capital Trust, a subsidiary of the Company. Also includes 2,000 shares of restricted stock issued to Mr. Weber under the Company’s 2003 Director Plan which may not be sold or transferred until the vesting requirements are satisfied.

(8)
Includes 11,200 restricted shares issued to Mr. Limauro under the Company’s 2002 Stock Incentive Plan, which may not be sold or transferred until the vesting requirements have been satisfied. Also includes 48,600 shares issuable upon the exercise of stock options exercisable within 60 days of March 27, 2006. Does not include 1,000 6.20% trust preferred securities issued by Everest Capital Trust II, a subsidiary of the Company.

(9)	Includes 4,200 shares issuable upon the exercise of stock options exercisable within 60 days of March 27, 2006.

(10)
Includes 26,900 shares issuable upon the exercise of stock options exercisable within 60 days of March 27, 2006. Also includes 6,300 shares of restricted stock issued to Mr. de Saram under the Company’s 2002 Stock Incentive Plan which may not be sold or transferred until the vesting requirements have been satisfied.

(11)	Includes 536,706 shares issuable upon the exercise of stock options exercisable within 60 days of March 27, 2006.

(12)	Based on 64,910,277 total Common Shares outstanding and entitled to vote as of March 27, 2006.

Principal Holders of Common Shares

     To the best of the Company’s knowledge, the only beneficial owners of more than 5% of the outstanding Common Shares as of December 31, 2005 are set forth below. This table is based on information provided in Schedule 13G Information Statements filed with the SEC by the parties listed in the table.

	Number of Shares		Percent of
Name and Address of Beneficial Owner	Beneficially Owned		Class
FMR Corp.	6,238,525	(1)	9.723
82 Devonshire Street
Boston, Massachusetts 02109

Putnam, LLC d/b/a Putnam Investments on behalf	4,654,220	(2)	7.5
of itself and Marsh & McLennan Companies, Inc.;
Putnam Investment Management, LLC; and
The Putnam Advisory Company, LLC
One Post Office Square
Boston, Massachusetts 02109

Barclays Global Investors, NA	4,632,693	(3)	7.48
45 Fremont Street
San Francisco, California 94105

Wellington Management Company, LLP.	3,597,024	(4)	5.81
75 State Street
Boston, Massachusetts 02109

Southeastern Asset Management Inc.	3,548,100	(5)	5.7
6410 Poplar Avenue, Suite 900
Memphis, Tennessee 38119

(1)	FMR Corp. reports in its Schedule 13G that it has sole power to vote or direct the vote of 490,645 Common Shares and sole dispositive power with respect to 6,238,525 Common Shares.

(2)
Putnam, LLC on behalf of itself, Putnam Investment Management and the Putnam Advisory Company reports in its Schedule 13G that it has shared voting power with respect to 298,437 Common Shares and shared dispositive power with respect to 4,654,220 Common Shares.

(3)	Barclays reports in its Schedule 13G that it has sole voting power with respect to 4,323,218 Common Shares and sole dispositive power with respect to 4,632,693 Common Shares.

(4)
Wellington Management Company, LLP reports in its Schedule 13G that it has shared power to vote or direct the vote with respect to 2,561,420 Common Shares and shared power to dispose or direct the disposition with respect to 3,597,024 Common Shares.

(5)
Southeastern Asset Management, Inc. reports in its Schedule 13G that it has sole power to vote or direct the vote of 1,890,300 Common Shares, shared power to vote 1,421,800 Common Shares, no power to vote 236,000 Common Shares, sole dispositive power with respect to 2,126,300 Common Shares and shared or no dispositive power with respect to 1,421,800 Common Shares.

Directors’ Compensation

     Each member of the Board who is not otherwise affiliated with the Company as an employee and/or officer (each, a “Non-Employee Director” or “Non-Management Director”) was compensated in 2005 for services as a director and was also reimbursed for out-of-pocket expenses associated with each meeting attended. The annual compensation for 2005 of each Non-Employee Director consisted of stock and/or cash having an aggregate value of $60,000. This amount has been increased to $75,000 for 2006. The compensation for 2005 was paid in four installments of cash or, at the director’s election, by issuances of Common Shares under the 2003 Director Plan, which was approved by shareholders on May 22, 2003, and amended with the approval of shareholders on May 25, 2005. Following the issuance by the NYSE on August 16, 2002 of its proposed Corporate Governance Listing Standards relating to shareholder approval of equity compensation plans, the Company ceased making equity-based compensation payments to the Non-Employee Directors and made all subsequent compensation payments to Non-Employee Directors in cash until the 2003 Directors’ Plan was approved by the shareholders at the 2003 Annual General Meeting. The Non-Employee Directors may each now elect to receive their compensation in cash or in the form of stock in the amount as determined under the Plan.

     Giving Non-Employee Directors an opportunity to receive their compensation in the form of Common Shares is intended to align their interests with those of the Company’s shareholders. The value of Common Shares issued is calculated based on the average of the highest and lowest sale prices of the Common Shares on each installment date or, if no sale is reported for that day, the next preceding day for which there is a reported sale. In 2005, each of the Non-Employee Directors who elected to be so compensated was issued a total of 637 shares as compensation for his services as a director in accordance with this procedure. As of January 1, 2006, the value of those shares for each Non-Employee Director was $63,923 based upon the NYSE closing price of a Common Share on December 30, 2005 of $100.35.

     On May 23, 1996, the shareholders approved the Company’s adoption of the 1995 Stock Option Plan for Non-Employee Directors (the “1995 Directors’ Plan”), which is designed to maintain the Company’s ability to attract and retain the services of experienced and highly qualified Non-Employee Directors and to create in those directors a proprietary interest in the Company’s continued success. At the time of his or her appointment to the Board, each Non-Employee Director is awarded options to purchase that number of Common Shares equal to $50,000 divided by the fair market value of such shares as of the date of appointment, with an exercise price equal to that fair market value. As defined in the 1995 Directors’ Plan, the fair market value is determined by averaging the highest and lowest trading prices of the Common Shares on the date of the option award.

     Upon their initial appointment to the Board on March 12, 1996, Mr. Abrahams, Mr. Duffy and Mr. Galtney were each granted options to purchase 2,216 Common Shares at an exercise price of $22.5625 per share. Upon his initial appointment to the Board on June 10, 1996, Mr. Dunne was granted options to purchase 2,036 Common Shares at an exercise price of $24.5625 per share. Upon his election as a director on May 22, 2003, in accordance with the 1995 Directors’ Plan, Mr. Weber was granted options to purchase 706 Common Shares at an exercise price of $70.82. On May 25, 2005, each of the Non-Employee Directors was granted 2,000 shares of restricted stock under the 2003 Director Plan which will vest at the rate of 680 shares on the first anniversary of the grant and 660 shares on each of the two subsequent anniversaries.

Compensation of Executive Officers

     Summary Compensation Table

     The following table sets forth compensation paid or accrued for the last three fiscal years with respect to the Company’s Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers as of December 31, 2005 (collectively, the “Named Executive Officers”), for services rendered by them to the Company and to its subsidiaries.

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Awards

					Restricted	Securities	All Other
				Other Annual	Stock	Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus ($)(1)	Compensation (2)	Award(s) ($)(3)	Options(#)	($)(4)

Joseph V. Taranto	2005	$1,000,000	$800,000	—	$5,601,400	—	$30,188
Chairman of the Board	2004	1,000,000	2,000,000	—	2,617,650	—	31,158
and Chief Executive	2003	1,000,000	1,800,000	—	2,231,100	—	30,466
Officer

Thomas J. Gallagher	2005	494,231	200,000	—	948,900	—	16,015
President and Chief	2004	469,231	550,000	—	628,236	—	15,235
Operating Officer	2003	446,538	500,000	—	446,220	—	14,539

Stephen L. Limauro	2005	331,731	300,000	—	806,565	—	10,842
Executive Vice President	2004	294,231	400,000	—	—	25,000	9,985
and Chief	2003	270,915	350,000	—	334,665	—	9,285
Financial Officer

Keith T. Shoemaker	2005	193,385	40,000	—	—	5,500	6,720
Comptroller and	2004	186,923	55,000	—	—	5,500	6,474
Principal Accounting	2003	177,231	65,000	—	—	5,500	6,138
Officer

Mark S. de Saram	2005	317,331	—	197,096	427,005	—	36,020
Senior Vice President of	2004	305,148	225,000	23,850	—	12,000	34,282
Everest Re Group, Ltd.	2003	264,334	183,154	—	223,110	—	28,908
and Managing Director
and Chief Executive
Officer of Bermuda Re

(1)
Represents compensation earned by the Named Executive Officers pursuant to the Company’s Annual Incentive Plan. The amounts shown for Mr. Taranto were awarded pursuant to the Executive Performance Annual Incentive Plan.

(2)
The amounts reported for 2005 for Mr. de Saram include $144,500 as housing allowance and $31,401 in payment of taxes each under the terms of his employment agreement. The amounts for 2005 also include $21,195 in relocation, family travel and golf membership fees. The Company owns a car and furniture which are also provided for Mr. de Saram’s use. The amounts for 2004 include $1,709 in relocation expenses, $9,033 as housing allowance, $7,296 in family travel costs and $5,812 in taxes paid under the terms of his employment agreement.

(3)
The amounts reported represent the value of the Common Shares underlying the restricted stock at the respective dates of grant, August 31, 2005 ($92.59 per share), September 21, 2005 ($94.89 per share), September 21, 2004 ($74.79 per share) and September 18, 2003 ($74.37 per share), without taking into account any diminution in value attributable to the restrictions on such stock. The restricted stock vests at the rate of 20% per year over a 5-year period with the exception of those granted to Mr. Taranto which will vest in accordance with the terms of his Employment Agreement as amended on August 31, 2005. (See Employment and Change of Control Agreements – Mr. Taranto below.) Based on the closing price of a Common Share on the NYSE on December 30, 2005 of $100.35, the aggregate number of shares and value of restricted shares held on that date were as follows: 106,000 shares valued at $10,637,100 for Mr. Taranto; 20,320 shares valued at $2,039,112 for Mr. Gallagher; 11,200 shares valued at $1,123,920 for Mr. Limauro and 6,300 shares valued at $632,205 for Mr. de Saram. Dividends are paid quarterly on these restricted Common Shares at the same rate as dividends are paid on Common Shares held by public shareholders.

(4)
The amount reported for 2005 represents: (i) the following term life and accidental death and dismemberment insurance premiums paid by the Company on behalf of the Named Executive Officers: (a) Mr. Taranto-$1,188, (b) Mr. Gallagher- $1,188, (c) Mr. Limauro-$1,188, (d) Mr. Shoemaker-$919, and (e) Mr. de Saram-$3,874; (ii) the following employer contributions to qualified and non-qualified employee savings plans: (a) Mr. Taranto-$29,000, (b) Mr. Gallagher-$14,827, (c) Mr. Limauro-$9,654, and (d) Mr. Shoemaker-$5,801. Mr. de Saram received a contribution of $32,312 to, or in lieu of, a contribution to his personal pension plan.

     Stock Option Grants

     The following table sets forth certain information concerning stock options granted under the Company’s 2002 Stock Incentive Plan during 2005 to the Named Executive Officers.

Options/SAR Grants in Last Fiscal Year

Individual Grants

	Number of	% of Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise or		Grant Date
	Options/SARs	Employees in	Base Price	Expiration	Present Value
Name	Granted (#)(1)	Fiscal Year(2)	($/Sh)	Date (3)	($)(4)

Joseph V. Taranto	—	—	—	—	—
Thomas J. Gallagher	—	—	—	—	—
Stephen L. Limauro	—	—	—	—	—
Keith T. Shoemaker	5,500	1.7	95.485	09/21/15	178,324
Mark S. de Saram	—	—	—	—	—
Peter J. Bennett	—	—	—	—	—

(1)
Represents non-qualified stock options granted to Mr. Shoemaker on September 21, 2005, which become exercisable in 20% increments annually commencing with the first anniversary of the grant date, as long as employment with the Company or its subsidiaries continues. These stock options were granted with an exercise price equal to 100% of the fair market value of a Common Share on the date of grant. No SARs were granted in 2005.

(2)	Based upon 323,000 non-qualified stock options granted to all employees in 2005.

(3)
Exercisable options expire unless exercised within three years following termination of employment due to retirement, disability or death or within three months following termination of employment due to resignation or dismissal. Generally, if employment terminates because of death, retirement upon attaining age 65 or because of disability, unexercisable options become immediately exercisable until the earlier of: (a) three years after death or such termination; or (b) ten years from the date of grant.

(4)

The grant date present value of each option grant is estimated as of the date of grant using the Black-Scholes option pricing model, modified to include dividends, with the following assumptions:

(a) Expected Volatility—The annualized standard deviation of the continuously compounded rate of return on the underlying stock, based on the closing price observations for the twelve-month period ended September 21, 2005, which was 27.6419%.

(b) Risk Free Rate of Return—The rate available, on the date of grant, on zero-coupon U.S. government issues with a remaining term comparable to the expected life of the options as reported in the Federal Reserve Statistical Release was 4.08% .

(c) Dividend Yield—The yield calculated by dividing the estimated annualized dividend rate of the Common Shares in the amount of $.44 per share by the weighted average fair market value of the stock on the date of grant, which resulted in an assumed dividend yield of .8759915%.

(d) Expected Life—The average length of time before assumed exercise reflecting vesting provisions and maximum exercise period, which was 6.71 years.

     Stock Option Exercises And Option Values

     The following table sets forth certain information concerning the number and value of unexercised stock options at the end of 2005 held by the Named Executive Officers.

Aggregated Option/SAR Exercises in Last Fiscal Year
and FY-End Option/SAR Values
			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options/SARS		In-the-Money Options/SARS
	Acquired on	Value	at FY-End(#)		at FY-End ($)(1)
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Joseph V. Taranto	95,000	$4,837,077	370,000	80,000	$17,562,000	$3,165,000
Thomas J. Gallagher	0	0	154,300	13,200	9,824,871	642,477
Stephen L. Limauro	6,000	362,617	48,600	32,400	2,551,395	1,097,616
Keith T. Shoemaker	6,100	176,661	4,200	16,200	155,651	373,346
Mark S. de Saram	20,500	1,245,424	26,900	15,100	1,546,349	509,210

(1)
Based on the year-end fair market value of Common Shares of $100.475, which is calculated by averaging the high and low trading prices on December 30, 2005 on the NYSE. The value of the options is computed by subtracting the exercise prices of the options from their fair market values and multiplying the difference by the number of shares underlying the options at the applicable exercise prices.

     Compensation Committee Report

I.     Executive Compensation Policy

     Overview. The Company’s executive compensation program in 2005 was designed to attract, retain and motivate highly talented individuals whose abilities are critical to the success of the Company. Compensation policies that attract personnel of this caliber are particularly important for a relatively complex, multinational public entity like the Company. The Company’s compensation program is guided by the following fundamental principles:

  Compensation of executive officers is based on the level of job responsibility, the performance of the Company and the performance of the individual.

  Total compensation levels are designed to be competitive with compensation paid by organizations of similar stature.

  Compensation should align the interests of the executive officers with those of the Company’s shareholders by basing a significant part of total compensation on the long-term performance of the Common Shares.

     The Company’s executive compensation program in 2005 achieved the objectives described above and was a significant factor in attaining a high level of corporate performance and increased shareholder value throughout the year.

     In establishing executive compensation, the various components of compensation are considered collectively in order to properly assess the appropriateness of the Company’s program relative to the attainment of its objectives. The Company’s executive compensation program consists of two key elements: (i) an annual component consisting of base salary and annual bonus and (ii) a long-term component which may consist of stock options, stock appreciation rights, restricted stock and stock awards.

     The Compensation Committee reviewed a variety of factors of historical and projected Company performance in determining executive compensation. In the course of this review, the Compensation Committee considered the Company’s long-term compensation goals, the Company’s financial performance and the compensation practices of other reinsurers through a review of publicly available information. In reviewing these factors, the Compensation Committee was able to assess the overall performance of the Company and its prospects for the future to establish an acceptable range for executive compensation.

II.   Components Of Executive Compensation

     A. Annual Compensation

     In 2005, annual compensation for executive officers of the Company consisted of two components - base salary and a cash payment under either the Company’s Executive Performance Annual Incentive Plan (in the case of Mr. Taranto) or the Company’s Annual Incentive Plan (in the case of the other executive officers). The base salary for Mr. Taranto was subject to the terms of his current employment agreement (see “Employment and Change of Control Agreements—Mr. Taranto” below). The base salaries for the other executive officers were determined by the Compensation Committee based on each executive officer’s performance and, as previously discussed, the Company’s performance and the range of compensation of executive officers with similar responsibilities in comparable companies.

     Annual bonuses paid to executive officers under the Annual Incentive Plan and the Executive Performance Annual Incentive Plan are a significant element of the executive compensation program. Under the Annual Incentive Plan, the Company may make cash payments each year to employees who hold positions of significant responsibility and/or whose performance or potential contribution, in the judgment of the Compensation Committee, will contribute materially to the success of the Company and/or its subsidiaries. The Annual Incentive Plan is designed to provide incentive to those employees, to reward their accomplishments, to motivate future accomplishments, and to aid in attracting and retaining employees of the caliber necessary for the continued success of the Company. The Compensation Committee has discretion to determine the amounts of individual awards under the Annual Incentive Plan based on such criteria and factors as the Compensation Committee in its sole discretion may determine and after considering recommendations made by the Chief Executive Officer of the Company. The aggregate amount available for all awards each year is determined annually by the Compensation Committee based upon performance goals established by the Compensation Committee. The determination of individual awards is subjective in nature and is influenced by the Compensation Committee’s perception of the importance of an individual’s contributions to the overall success of the Company.

     The Compensation Committee has arrived at total compensation for each of the Named Executive Officers that it believes is appropriate to the Company’s performance and their individual contributions.

     The Executive Performance Annual Incentive Plan was approved by the Company’s shareholders on May 20, 1999 and was amended with the approval of shareholders at the 2005 Annual General Meeting. Each year the Compensation Committee selects executive officers of the Company and its subsidiaries who will be eligible that year to participate in the Executive Performance Annual Incentive Plan. Currently, only Mr. Taranto, the Company’s Chairman and Chief Executive Officer, is a participant (see “Chief Executive Officer Compensation” below). Each year, the Compensation Committee establishes, in writing, objective performance goals for each participant, which, if attained, will entitle such participant to specific award amounts that will be paid to each participant. Each participant’s performance is measured by any of the following performance criteria: net income before or after taxes, operating income before or after taxes, premiums earned, earnings per share, return on shareholders’ equity, return on assets, appreciation in and/or maintenance of the price of the Common Shares or any other publicly traded securities of the Company, comparisons with various stock market indices, market share, statutory combined ratio, expense ratio, reductions in costs and expense growth, or gross or net premium growth.

     The Compensation Committee establishes an objective method by which award amounts are calculated under this plan. The maximum award amount any one participant may be awarded in one year is $2.5 million. The Compensation Committee, in its sole discretion, may eliminate or reduce but not increase any award determination. The plan provides that the total amount of awards granted to all participants in any one year may not exceed 10% of the Company’s average annual income before taxes for the preceding five years.

     B. Long-Term Compensation

     In 2005, the Company’s long-term compensation program for executive officers was implemented by means of the Everest Re Group, Ltd. 2002 Stock Incentive Plan (“2002 Stock Incentive Plan”). Awards under this plan are intended to reinforce management’s long-term perspective on corporate performance and provide an incentive for key executives to remain with the Company for the long-term. The 2002 Stock Incentive Plan was approved by shareholders on May 22, 2002. An amendment to the 2002 Stock Incentive Plan is being submitted to the shareholders for their approval at the 2006 Annual General Meeting. (See Proposal Number 3 below, “Approval of Amendment to the Everest Re Group, Ltd. 2002 Stock Incentive Plan.”)

     Awards under the 2002 Stock Incentive Plan are a significant element of the Company’s executive compensation program. Compensation derived from share ownership provides a strong incentive to increase shareholder value since the value of this compensation is determined by changes in the price of the Common Shares over the term of each award. Awards under the 2002 Stock Incentive Plan may take the form of stock options, stock appreciation rights, restricted stock or stock awards. Restricted stock awards and stock options encourage retention because they carry a five-year vesting period and are generally forfeited if the employee leaves the Company before vesting. In addition, stock options, granted at the fair market value on the date of grant and with terms not to exceed 10 years, are designed to keep management and professional employees oriented to growth over the long-term and not simply to short-term profits. Awards are granted subjectively at the discretion of the Compensation Committee based on a variety of factors, including a recipient’s demonstrated past and expected future performance as well as a recipient’s level of responsibility with the Company and his or her ability to affect shareholder value.

     Since the institution of the 1995 Stock Incentive Plan and through December 31, 2005, the Compensation Committee has granted employees 2,880,700 options to purchase Common Shares under the 1995 Stock Incentive Plan and 1,471,250 options to purchase Common Shares and 248,900 shares of restricted stock under the 2002 Stock Incentive Plan. In 2005, the Compensation Committee granted 323,000 options to purchase Common Shares and 128,500 shares of restricted stock under the 2002 Stock Incentive Plan. Restricted stock and stock option awards granted to the Company’s Named Executive Officers during 2005 are summarized under the captions “Options/SARs Grants in Last Fiscal Year” and “Summary Compensation Table” above. When granting these awards, the Compensation Committee took into account prior grants to these individuals under the 1995 Stock Incentive Plan and the 2002 Stock Incentive Plan and determined that the 2005 grants were appropriate and in the best interests of the Company.

     The Company does not have a long-term cash bonus plan in effect and currently intends to rely on the 2002 Stock Incentive Plan as the means of long-term compensation, believing compensation in the form of share ownership increases long-term value for the shareholders while compensating individual employees for superior performance.

III.  Deductibility Cap On Executive Compensation

     Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, (the “Code”), limits the ability of a publicly-held company to take a tax deduction for annual compensation in excess of $1 million paid to its chief executive officer or to any of its four other most highly paid executive officers. However, compensation is exempt from this limit if it qualifies as “performance-based compensation.” To preserve this deduction, the Company has designed its incentive plans to constitute “performance-based compensation” and not be counted toward the $1 million limit. However, the 2002 Stock Incentive Plan does allow for the Compensation Committee, in its sole discretion, to grant awards under the plans which do not constitute “performance-based compensation.” In the event that certain awards are granted which are not intended to constitute “performance-based compensation,” the awards will not be subject to the share limitations applicable to a single individual. Although the Compensation Committee will consider deductibility under section 162(m) with respect to the compensation arrangements for executive officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since Company objectives may not always be consistent with the requirements for full deductibility, the Company and the subsidiaries may enter into compensation arrangements under which payments would not be deductible under section 162(m).

IV. Chief Executive Officer Compensation

     In 2005, Mr. Taranto’s compensation was based on the terms of his Employment Agreement with the Company and Everest Re (see “Employment and Change of Control Agreements—Mr. Taranto” below) and consisted of base salary and restricted stock as set forth in that section. The Compensation Committee also approved an $800,000 cash payment to Mr. Taranto under the Executive Performance Annual Incentive Plan for fiscal year 2005 (see “Summary Compensation Table” and “Annual Compensation” above). This performance-based award was calculated in accordance with a formula previously established by the Compensation Committee that took into consideration the cumulative financial performance of the Company over time.

Kenneth J. Duffy, Chairman
John R. Dunne
Martin Abrahams
John A. Weber

     Audit Committee Report

     The Audit Committee has reviewed and discussed with management, which has primary responsibility for the financial statements, and with PricewaterhouseCoopers LLP, the Company’s independent auditors, the audited financial statements for the year ended December 31, 2005 (the “Audited Financial Statements”). In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, and has discussed with that firm its independence. The Audit Committee also has discussed with management of the Company and with PricewaterhouseCoopers LLP such other matters and received such assurances from them as the Committee deemed appropriate. Based on the foregoing review and discussions and relying thereon, the Audit Committee has recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

     The Audit Committee devoted substantial time in 2005 to discussing with the Company’s independent auditors and internal auditors the status and operating effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s oversight involved several meetings both with management and with the auditors outside the presence of management to monitor the preparation of management’s report on the effectiveness of the Company’s internal controls and the independent auditors’ opinion on management’s assessment. The meetings reviewed in detail the standards that were established, the content of management’s assessment, and the auditors’ testing and evaluation of the design and operating effectiveness of the internal controls. As reported in the Company’s Annual Report on Form 10-K filed March 9, 2006, the independent auditors concluded that, as of December 31, 2005, management’s assessment of the effectiveness of internal control was fairly stated in all material respects and that the Company maintained, in all material respects, effective internal control over financial reporting based upon the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

     Under its Charter and the “Audit and Non-Audit Services Pre-Approval Policy” (the “Policy”), the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditors. The Policy requires that any service that has not received a general pre-approval or that exceeds pre-approved cost levels or budgeted amounts requires specific approval by the Audit Committee. For both specific and general pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the independent auditors are best positioned to provide the most effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. The Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services and may determine, for each fiscal year, the appropriate ratio between the total amount of fees for audit, audit-related and tax fees and a total amount of fees for certain permissible non-audit services classified as “All Other Fees” below. All such factors are considered as a whole, and no one factor is determinative. The Audit Committee has considered whether the performance by PricewaterhouseCoopers LLP of the services disclosed below is compatible with maintaining their independence. The Audit Committee approved all of the audit-related fees, tax fees and all other fees for 2005 and 2004.

     The fees billed to the Company by PricewaterhouseCoopers LLP and its worldwide affiliates in 2005 and 2004 are as follows:

	2005	2004

(1) Audit fees	$3,110,828	$3,817,907
(2) Audit-related fees	66,000	69,300
(3) Tax fees	26,412	139,960
(4) All other fees	2,130	—

     (1) Audit fees include the annual and quarterly financial statement audit, internal control audit (as required by the Sarbanes Oxley Act of 2002), subsidiary audits, and procedures required to be performed by the independent auditors to be able to form an opinion on the Company’s consolidated financial statements. Audit services also include the attestation engagement for the independent auditors’report on management’s report on internal controls for financial reporting. Audit fees also include statutory audits or financial audits of subsidiaries or affiliates of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

     (2) Audit-related fees include assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, accounting consultations related to accounting, financial reporting or disclosure matters not classified as “audit services”; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters and assistance with internal control reporting requirements.

     (3) Tax fees include tax compliance, tax planning and tax advice and may be granted general pre-approval by the Audit Committee.

     (4) All other fees are for accounting and form research subscriptions.

John R. Dunne, Chairman
Martin Abrahams
Kenneth J. Duffy
John A. Weber

Performance Graph

     The following Performance Graph compares cumulative total shareholder returns on the Common Shares (assuming reinvestment of dividends) from December 31, 2000 through December 31, 2005, with the cumulative total return of the Standard & Poor’s 500 Index and the Standard & Poor’s Insurance (Property and Casualty) Index.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG EVEREST RE GROUP, LTD., THE S&P 500 INDEX
AND THE S&P PROPERTY & CASUALTY INSURANCE INDEX

	Cumulative Total Return

	12//00	12/01	12/02	12/03	12/04	12/05
EVEREST RE GROUP, LTD.	100.00	99.12	77.94	119.87	127.54	143.58
S&P 500	100.00	88.12	68.64	88.33	97.94	102.75
S&P PROPERTY & CASUALTY INSURANCE	100.00	91.98	81.85	103.46	114.24	131.51

*	$100 INVESTED ON 12/31/00 IN STOCK OR INDEX — INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

Copyright © 2006 Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.
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Retirement Plan

     All the executive officers of the Company, with the exception of Mr. de Saram, participate in the Everest Reinsurance Company Retirement Plan (the “Retirement Plan”) and in the Supplemental Retirement Plan (the “Supplemental Plan”), both of which are defined benefit pension plans. As an employee of Bermuda Re, Mr. de Saram is not eligible to participate in the Retirement Plan and Bermuda Re does not maintain a defined benefit retirement plan. The Retirement Plan is a tax-qualified plan that determines benefits under a formula that takes into account a participant’s years of continuous service and final average earnings with Everest Re and certain affiliates, including during the period of affiliation with the The Prudential Insurance Company of America (“Prudential”). The Supplemental Plan is a non-qualified plan that provides benefits that would otherwise be provided under the Retirement Plan formula but for the application of certain limitations on tax-qualified benefits under the Code. The Retirement Plan and the Supplemental Plan are similar to the tax-qualified and supplemental pension plans of Prudential in which the executive officers and other employees of the Company and Everest Re participated prior to the Company’s initial public offering. The following table shows the estimated annual pension benefits payable at normal retirement age to a participant under the Retirement Plan and the Supplemental Plan who attains the earnings and service classifications indicated under the plans.

Final Average Earnings			Years of Continuous Service

	5	10	15	20	25	30	35

$150,000	$13,413	$26,827	$40,240	$53,654	$67,067	$73,957	$80,847
200,000	18,413	36,827	55,240	73,654	92,067	101,457	110,847
250,000	23,413	46,827	70,240	93,654	117,067	128,957	140,847
300,000	28,413	56,827	85,240	113,654	142,067	156,457	170,847
350,000	33,413	66,827	100,240	133,654	167,067	183,957	200,847
400,000	38,413	76,827	115,240	153,654	192,067	211,457	230,847
450,000	43,413	86,827	130,240	173,654	217,067	238,957	260,847
500,000	48,413	96,827	145,240	193,654	242,067	266,457	290,847
750,000	73,413	146,827	220,240	293,654	367,067	403,957	440,847
1,000,000	98,413	196,827	295,240	393,654	492,067	541,457	590,847
1,500,000	148,413	296,827	445,240	593,654	742,067	816,457	890,847
2,000,000	198,413	396,827	595,240	793,654	992,067	1,091,457	1,190,847
2,500,000	248,413	496,827	745,240	993,654	1,242,067	1,366,457	1,490,847
3,000,000	298,413	596,827	895,240	1,193,654	1,492,067	1,641,457	1,790,847
3,500,000	348,413	696,827	1,045,240	1,393,654	1,742,067	1,916,457	2,090,847

     Benefits shown in the table above are computed as a single-life annuity and reflect a reduction to recognize in part Everest Re’s cost of social security benefits. A participant’s “final average earnings” under the Retirement Plan will be his or her average annual “earnings” under the plan during the 72 consecutive months of continuous service in which the participant received the greatest amount of earnings out of the final 120 months of continuous service. For this purpose, “earnings” generally include the participant’s base salary, cash bonus payments under the Chief Executive Officer’s Bonus Plan (which has been terminated), the Executive Performance Annual Incentive Plan and, for participants who held positions equivalent to or senior to that of department vice president when that position existed, cash payments under the Company’s Annual Incentive Plan. “Earnings” does not include any other compensation set forth in the Summary Compensation Table. Final average earnings and earnings will be determined under the Supplemental Plan in the same manner as under the Retirement Plan, except that a participant’s earnings are not subject to the limitations under the Code. “Continuous service” under the Retirement Plan and Supplemental Plan will be the number of years and months worked for Everest Re and certain affiliates, including during the period of affiliation with Prudential.

     The years of continuous service for Mr. Taranto, Mr. Gallagher, Mr. Limauro and Mr. Shoemaker to be taken into account under the Retirement Plan and Supplemental Plan (rounded to the nearest year), as of April 1, 2006 are

11, 31, 33 and 5, respectively. Final average earnings for Mr. Taranto, Mr. Gallagher, Mr. Limauro and Mr. Shoemaker to be taken into account as of April 1, 2006 are $2,613,622, $875,999, $564,815 and $181,417, respectively.

Employment And Change Of Control Agreements—Mr. Taranto

     On July 15, 1998, the Company entered into an employment agreement with Mr. Taranto (the “Employment Agreement”). The Employment Agreement, which became effective on January 1, 2000, was amended on April 20, 2001 to extend his term of employment to March 31, 2004, was further amended on April 18, 2003, extending his term of employment to March 31, 2006, and was most recently amended on August 31, 2005 to extend his term of employment to March 31, 2008, unless sooner terminated in accordance with its terms. The Employment Agreement provides for a base salary of $1,000,000 per year and states that Mr. Taranto is eligible to participate in the Executive Performance Annual Incentive Plan. Upon entering into the Employment Agreement in July 1998, Mr. Taranto received non-qualified options under the Company’s 1995 Stock Incentive Plan to purchase 150,000 Common Shares as a sign-on bonus. Upon execution of the April 20, 2001 amendment extending the term of his employment, he was granted non-qualified options to purchase 200,000 Common Shares under the same plan. Upon execution of the August 31, 2005 amendment, Mr. Taranto was granted 40,000 shares of restricted stock under the Company’s 2002 Stock Incentive Plan. The most recent amendment to the Employment Agreement also provides for the amendment of all restricted stock and option award agreements to permit vesting as of March 31, 2008, provided that Mr. Taranto has not been terminated for cause or that such acceleration will not cause the compensation to be treated as “deferred compensation” pursuant to Section 409A of the Code.

     In connection with the restructuring of the Company in February 2000, Mr. Taranto’s Employment Agreement was amended to state that he would be the Chairman and Chief Executive Officer of the Company after the restructuring and that he would provide services to the Company after the restructuring that were comparable to those required under his Employment Agreement prior to the restructuring. As a result, the Company and Everest Holdings are both parties to the Employment Agreement and have co-extensive rights, powers, duties and obligations. The February 2000 amendment made other conforming changes to the Employment Agreement to reflect the restructuring. When the Company established Everest Global as a new Delaware subsidiary to perform administrative and back-office functions for the Company and its insurance subsidiaries, Mr. Taranto became an employee of that company and Everest Global became a party to the Employment Agreement.

     If the Company terminates Mr. Taranto’s employment for due cause (as defined in the Employment Agreement) or if he voluntarily terminates his employment other than for good reason (as defined in the Employment Agreement), Mr. Taranto will be entitled to his base salary due him through the date of termination. If the Company terminates Mr. Taranto’s employment other than for due cause, or if he voluntarily terminates his employment for good reason, the Company will be obligated to pay him, in addition to all base salary accrued through the date of termination, (i) the aggregate amount of base salary from the date of termination through March 31, 2008, and (ii) the aggregate bonus amounts due under the appropriate bonus plans or programs through March 31, 2008.

     In connection with the execution of the Employment Agreement, the Company and Mr. Taranto also entered into a Change of Control Agreement dated as of July 15, 1998. The Change of Control Agreement provides that if, within one year after the occurrence of a material change (as defined in the agreement), Mr. Taranto terminates his employment for any reason, or if the Company terminates Mr. Taranto’s employment for any reason other than for due cause (as defined in the agreement), then (a) all of Mr. Taranto’s outstanding stock options granted under the Company’s stock plans shall immediately vest and become exercisable; (b) Mr. Taranto shall receive a cash payment equal to the lesser of (i) 2.99 multiplied by Mr. Taranto’s annual compensation for the most recent taxable year ending prior to the date of the material change less the value of Mr. Taranto’s gross income in the most recent taxable year ending prior to the date of a material change attributable to Mr. Taranto’s exercise of stock options, stock appreciation rights and other stock-based awards granted Mr. Taranto by the Company and (ii) 2.99 multiplied by Mr. Taranto’s “annualized includible compensation for the base period” as that phrase is defined in Section 280G(d) of the Code; (c) Mr. Taranto shall continue to be covered under the Company’s medical and dental insurance plans for a period of three years from the date of termination; and (d) Mr. Taranto shall receive “Special Retirement Benefits” in an amount that will equal the retirement benefits he would have received had he continued in the employ of the Company for three years following his termination under the Everest Reinsurance Retirement Plan and any supplemental, substitute or successor retirement plans adopted by the Company. In the event that the benefits Mr. Taranto receives under the Change of Control Agreement cause Mr. Taranto to receive a “Parachute Payment” within the meaning of Section 280G of the Code, Mr. Taranto’s benefits will be reduced to an amount that is one dollar less than the amount that would cause a Parachute Payment. If an award made under the Change of Control Agreement nevertheless results in an assessment against Mr. Taranto of a “Parachute Tax” pursuant to Section 4999 of the Code, Mr. Taranto shall be entitled to receive an additional amount of money that would put him in the same net tax position had no Parachute Tax been incurred. The Change of Control Agreement will terminate on the earliest of (i) one year following a material change; (ii) termination by Mr. Taranto of his employment with the Company under circumstances not following a material change; (iii) the Company’s termination of Mr. Taranto’s employment for due cause; or (iv) March 31, 2008, or any date thereafter, with 60 days written notice.

     In connection with the restructuring, Mr. Taranto entered into an amendment to his Change of Control Agreement which provides that transactions with respect to the Company after the restructuring will trigger benefits under the agreement to the same extent as transactions with respect to Everest Holdings prior to the restructuring. Changes were also made in the Change of Control Agreement to take into account the establishment of Everest Global and Mr. Taranto’s employment by that company.

Employment Agreement—Mr. de Saram

     On October 14, 2004, Bermuda Re entered into an employment agreement with Mr. de Saram, which was amended on December 8, 2004, under which he is to serve as the Managing Director and Chief Executive Officer of Bermuda Re from November 1, 2004 until November 1, 2006. As amended, the agreement provides for an annual salary of $300,000, plus $12,500 per month as a housing allowance. Fifty percent of Mr. de Saram’s salary is paid in U.S dollars and fifty percent is paid in Great Britain pounds sterling. Mr. de Saram is also eligible to participate in the Company’s Annual Incentive Plan, which is entirely discretionary in nature and which may be amended or terminated by the Company at any time. Any payments made under the Annual Incentive Plan shall be in U.S. dollars. He is also a participant in the Senior Executive Change of Control Plan. (See “Other Change of Control Arrangements”). Pursuant to his employment agreement, Mr. de Saram also participates in the medical insurance, dental insurance and group life insurance plans currently available to other Bermuda Re employees. In lieu of participating in the Bermuda Savings Plan, he receives a monthly payment equal to 10% of his monthly salary, which is paid in Great Britain pounds sterling.

     If Bermuda Re terminates Mr. de Saram’s employment prior to November 1, 2006 for reasons other than misconduct or a breach of Bermuda Re’s policies, a separation payment equivalent to one year’s salary will be made and a reasonable allowance will be provided to move his personal possessions back to the United Kingdom. Bermuda Re may terminate Mr. de Saram’s employment for cause as defined in the employment agreement at any time during the term of the agreement without prior notice. If Bermuda Re does not renew Mr. de Saram’s employment agreement at the expiration of its term and does not offer him employment at the level at which he was employed prior to entering into that agreement, then Bermuda Re will pay Mr. de Saram a sum equal to six month’s base salary, plus the reasonable cost of six months of medical insurance.

Other Change Of Control Arrangements

     The Company established a Senior Executive Change of Control Plan (the “Change of Control Plan”), effective September 28, 1998. The Change of Control Plan is administered by the Compensation Committee, which selects participants from among the senior executives of the Company and its subsidiaries. Among others, the Compensation Committee has selected Mr. Gallagher, Mr. Limauro and Mr. de Saram to participate in the plan.

     The Change of Control Plan provides that if within two years after the occurrence of a material change (as defined in the plan) a participant terminates his or her employment for good reason (as defined in the plan) or the Company terminates the participant’s employment for any reason other than for due cause (as defined in the plan), then (a) all of the participant’s outstanding stock options granted under the Company’s stock plans shall immediately vest and become exercisable for three months following termination of employment; (b) all restrictions on the participant’s restricted stock awarded under the Company’s stock plans shall immediately terminate and lapse; (c) the participant shall receive a cash payment equal to the participant’s average salary and annual incentive bonus for the three most recent taxable years (or such shorter period as may be applicable) multiplied by a number between 2.00 and 2.99 determined by the Compensation Committee (for Mr. Gallagher the number is 2.99 and for Mr. Limauro and Mr. de Saram the number is 2.00); (d) the participant shall continue to be covered under the Company’s medical and dental insurance plans for a period of two years from the date of termination; and (e) the participant shall receive “special retirement benefits” in an amount that will equal the retirement benefits he or she would have received under the Everest Reinsurance Retirement Plan and any supplemental, substitute or successor plans adopted by the Company had he or she continued in the employ of the Company for a period following termination determined by the Compensation Committee. For Mr. Gallagher, the period is 3 years and for Mr. Limauro and Mr. de Saram, the period is 2 years.

Compensation Committee Interlocks and Insider Participation

     During 2005, the Compensation Committee was comprised of Martin Abrahams, Kenneth J. Duffy, John R. Dunne and John A. Weber, all of whom are Non-Employee Directors of the Company and none of whom is or has been an officer of the Company. No compensation committee interlocks existed during 2005.

Certain Transactions With Directors

     One of the Company’s Non-Employee Directors, William F. Galtney, Jr., was the President of Gallagher Healthcare Insurance Services, Inc. (“GHIS”), a wholly-owned subsidiary of Arthur J. Gallagher & Co. (“Gallagher”) until December 31, 2004. Thereafter, Mr. Galtney continued as Chairman of GHIS until March 31, 2005. Effective April 1, 2005, Mr. Galtney became Chairman of Oxford Insurance Services Limited (“Oxford”), a company 99% owned directly by Mr. Galtney. In addition, Mr. Galtney owns shares in Gallagher representing less than a 1% interest. In 2005, Everest Re paid brokerage commissions to Gallagher of $4,169,756. Brokerage commissions payable to Gallagher as of December 31, 2005 total $334,581.

     In 2002, GHIS entered into Program Administrator Agreements with Everest National and with Mt. McKinley Managers as underwriting manager for Everest Indemnity (the “Everest Companies”). Under these agreements, policies placed by GHIS with the Everest Companies are generally reinsured under an 82% quota share treaty by Transatlantic Reinsurance Company, which then reinsures up to 100% of the assumed risk with Sunrise Professional Indemnity, Ltd., a Cayman reinsurance company owned by WFG Interests, LLC, which is owned by Mr. Galtney. Under these agreements, in 2005, the Everest Companies recorded $12,292,807 in gross written premiums and paid fees to GHIS totalling $2,456,888. Effective April 1, 2005, the GHIS agreements were terminated and the Everest Companies began negotiating new agreements with Oxford. Under these new agreements with Oxford in 2005, the Everest Companies recorded $48,797,255 in gross written premiums with related commissions and fees of $3,997,711, of which $2,376,918 was paid in 2005. GHIS has also entered into a service agreement with Oxford pursuant to which Oxford provides certain underwriting services to GHIS under its agreements with the Everest Companies. Under this agreement, the Company recorded an additional $1,738,717 in commissions to GHIS from Oxford, of which $1,267,036 was paid in 2005. Gross written premiums and related commissions and fees attributable to these agreements for 2006 are estimated to be $48.6 million and $4.2 million, respectively. GHIS, through its Western Litigation Specialists division (“WLS”), provides claims services for medical malpractice policies issued under both the GHIS and Oxford agreements. Total fees paid to WLS in 2005 were $515,882. Estimated fees for 2006 are $555,000.

     GHIS was the producing agent for workers’ compensation, general liability and automobile risks written by the Everest Companies for Rural/Metro Corporation (“Rural Metro”). The workers’ compensation component of the program did not renew in May 2004. In 2005, the Company recorded $127,994 in written premiums in connection with this program and paid related commissions to GHIS of $1,175. Furthermore, the Company recorded an additional $187,500 in related Rural Metro commissions to GHIS from Oxford under their new respective service agreement, of which $140,625 was paid in 2005. Under the Oxford agreements with the Everest Companies, the Company recorded $3,845,000 in written premium with related commissions to Oxford of $125,000, of which $93,750 was paid in 2005. Estimated premium and commissions for the 2006 renewals of such policies, if written, are $3,845,000 and $125,000, respectively. If such policies are written in 2006, it is anticipated that the policies would be written through Oxford as producing agent.

     GHIS also was the producing agent for workers’ compensation, general liability/professional liability and automobile risks written by the Everest Companies for San Diego Medical Services Enterprise, LLC (“SDMS”). SDMS is a joint venture between Rural/Metro and the City of San Diego. In 2005, the written premium for SDMS was $96,834 with related commissions paid to GHIS of $9,683. The account did not renew in 2005.

     Gallagher Bassett Services, Inc. (“Gallagher Bassett”), a Gallagher affiliate, provides claims services for the Rural Metro program mentioned above, for Everest Indemnity’s All Risks, Ltd. Program, for Everest National’s Risk Services, LLC program and for Everest National’s Tangram Program Managers. Mr. Galtney does not have any affiliation with All Risks, Ltd., with Risk Services, LLC or with Tangram Program Managers. In 2005, the Company paid fees to Gallagher Bassett of $1,347,346. Estimated fees for 2006 are $2,357,132.

     Everest Indemnity, through Mt. McKinley Managers, wrote a surplus lines medical malpractice book of business in Arizona known as APIC through SKANCO, a surplus lines producer affiliate of Gallagher. Gross written premium for 2005 under these agreements was $2,455,667 with related commissions of $61,392. Estimated premium and commissions for 2006 are $2,542,500 and $63,562 respectively.

     Beginning in late 2003 and terminating in late 2004, Everest Indemnity, through Mt. McKinley Managers, wrote a California construction liability program on a surplus lines basis through Cromwell Management Corporation. J.P. Woods Co., Inc., a Gallagher affiliate, receives a brokerage fee equal to 1.0% of the gross written premium for the first $1 million of limits on policies written. For 2005, the resulting brokerage fees paid to J.P. Woods Co., Inc. was $210,406. There are no payables due in 2006.

     Everest National had a business relationship with WorkCare Northwest, Inc. (“WorkCare Northwest”), a company which is fully owned by Gallagher. Edward B. Galtney, William Galtney’s brother, serves as Area President of WorkCare Northwest. In 2005, Everest National paid commissions in the amount of $1,023 to WorkCare Northwest for insurance agency services as a program administrator. This program was cancelled as of July 1, 2001 and is currently in run-off. It is expected that no commissions will be paid to WorkCare Northwest in the future.

     In addition to the above, Everest National’s Western Regional Office does business with several Gallagher-affiliated Custom Accounts. Under these accounts in 2005, the Everest Companies recorded $7,892,913 in gross written premiums with related commissions and fees paid to these agents of $622,030.

PROPOSAL NO. 2—APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors recommends that you vote FOR the appointment of PricewaterhouseCoopers LLP as the Company’s independent, registered public accounting firm to act as the Company’s auditor for the year ending December 31, 2006 and the authorization of the Board of Directors acting by the Audit Committee of the Board of Directors to set the fees for the independent, registered public accounting firm acting as the Company’s auditor. Proxies will be so voted unless shareholders specify otherwise in their proxies.

     The Company’s independent, registered public accounting firm has been appointed to act as the Company’s auditor each year at the Annual General Meeting of Shareholders pursuant to the Board’s recommendation, which is based on the recommendation of the Audit Committee. For the 2006 Annual General Meeting, and in accordance with the Sarbanes-Oxley Act of 2002 (“Sarbanes Oxley”), the Audit Committee has evaluated the performance and independence of PricewaterhouseCoopers LLP and has recommended their appointment as the Company’s independent, registered public accounting firm to act as auditor for the year ending December 31, 2006. In making its recommendation, the Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. Representatives of PricewaterhouseCoopers LLP will be present at the 2006 Annual General Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.

PROPOSAL No. 3—APPROVAL OF AMENDMENT TO THE EVEREST RE GROUP, LTD.
2002 STOCK INCENTIVE PLAN

     The Board of Directors recommends that you vote FOR the approval of the amendment to the Everest Re Group, Ltd. 2002 Stock Incentive Plan to be effective upon shareholder approval. Proxies given by shareholders of record will be so voted unless the shareholders specify otherwise in their proxies. Proxies given by beneficial owners to shareholders of record may not be so voted unless beneficial owners specify a vote for approval in their proxies.

Proposed Amendment

     On February 22, 2006, the Board approved, subject to approval by shareholders at the Annual General Meeting, an amendment to the Everest Re Group, Ltd. 2002 Stock Incentive Plan (the “Plan”) that will eliminate the sublimit on the number of common shares available for restricted stock and stock awards. As originally adopted, the Plan provides that the maximum number of common shares of the Company that may be awarded under the Plan is 4,000,000 shares. Within this overall limit, the Plan imposes a sublimit of 250,000 on the number of common shares that may be awarded as restricted stock and stock awards. The proposed amendment to the Plan would eliminate the 250,000 share sublimit, and the Company would have the discretion to award the number of restricted stock and stock awards as it deems appropriate, subject only to the 4,000,000 overall limit on the total number of shares available for grant under the Plan.

Reasons for Amendment

     The Board recommends that shareholders approve the amendment to the Plan, because the elimination of the sublimit on the number of common shares available for award as restricted stock and stock awards will, consistent with the Plan, further enhance the Company’s ability to encourage high levels of performance and to attract, motivate and retain talented individuals who are key to the success of the Company. Since the time when the Plan was originally adopted, the trend in stock-based incentive compensation has been to grant more restricted stock awards and fewer option awards. In line with this trend, the Company has, since 2003, increased the use of restricted stock awards as a form of incentive compensation for its senior executives. As a result, the Board believes that the sublimit of 250,000 common shares available for restricted stock awards is no longer adequate for the Company’s incentive compensation needs. Accordingly, the Board believes that the amendment to the Plan is in the best interests of the Company because it will enhance the Company’s ability to remain competitive with other industry leaders by conforming the Plan’s operation to the trend in equity awards to grant fewer option and more restricted stock awards.

     Furthermore, the Board believes that the amendment to the Plan will help the Company to continue to attract and provide incentives to officers and key employees without adversely affecting or potentially diluting shareholders’ interests in the Company. The amendment does not change the maximum number of shares available for award under the Plan. The maximum number of shares available for award under the Plan will remain at 4,000,000 (of which approximately 2,300,000 remain available for award), which is the same number of shares that was authorized when the Plan was initially adopted in May, 2002.

     Even though the proposed amendment to the Plan relates only to the elimination of the sublimit on the number of common shares available for restricted stock and stock awards under the Plan, the following paragraphs provide a summary of all the material terms of the Plan, including those aspects which are not proposed to be changed. This summary is qualified in its entirety by the full text of the Plan, as amended, a copy of which is set forth as Appendix B to this Proxy Statement.

Plan Administration

     The Plan is administered by a committee of the Board of Directors (the “Committee”), which is required under the terms of the Plan to consist of two or more non-employee directors. The Board of Directors has designated the Compensation Committee as the Committee to administer the Plan. The Committee has the authority to grant and amend any type or combination of types of awards, whether payable in stock, cash or a combination of the two.

     The Committee may delegate all or any portion of its responsibilities or powers under the Plan to persons selected by it. The Committee may also delegate to officers of the Company discretionary authority with respect to substantial decisions or functions regarding the Plan or awards, including decisions regarding the timing, eligibility, pricing, amount or other terms of an award, provided such awards are not made to insiders, who are defined as persons subject to Section 16 of the Exchange Act.

General

     The Plan provides for the grant of non-qualified and incentive stock options, stock appreciation rights (“SARs”), restricted stock and stock awards. The purpose of the Plan is to benefit the Company, its subsidiaries and its shareholders by encouraging high levels of performance by individuals who are key to the success of the Company and its subsidiaries and to enable the Company to attract, motivate and retain talented and experienced individuals essential to its success.

     Awards may be granted under the Plan to any person, including any director of the Company who is an employee of the Company or any consultant or advisor (other than non-employee directors) who provides bona fide services for the Company. No determination has been made as to which individuals will receive grants under the Plan in the future and, therefore, the benefits to be allocated to any one individual or to any group of eligible individuals are not presently known.

     As of April 1, 2006, approximately 670 employees of the Company were eligible to receive awards under the Plan, subject to the power of the Committee to determine the eligible employees and other persons to whom awards would be granted. The total number of shares that may be granted under the Plan is 4,000,000 (of which approximately 2,300,000 remain available for award). Any shares allocated to an award under the Plan that expires, lapses or is forfeited or terminated for any reason without issuance of the shares (whether or not cash or other consideration is paid to the participant in respect of such shares) will be available for new awards to be granted under the Plan. No awards may be granted under the Plan after the ten-year anniversary of the effective date of the Plan.

     The following additional limitations apply to awards under the Plan: (1) no more than 350,000 shares may be issued for options and SARs granted to any one individual in any calendar year; and (2) no more than 1,000,000 shares may be issued for options intended to be incentive stock options. The Committee may make awards which are not intended to comply with Section 162(m) of the Code, which awards will not be subject to the individual limitations in the preceding sentence.

     The shares with respect to which awards may be made under the Plan may be shares that are currently authorized but unissued, or to the extent permitted by applicable law, currently held or subsequently acquired by the Company, including shares purchased in the open market or in private transactions. All common shares issued in settlement of an award shall be issued as fully paid. As of March 31, 2006 the fair market value of a Common Share (calculated by averaging the high and low trading prices on the NYSE) was $92.86.

     The Committee may grant any combination of stock options (both incentive and non-qualified), SARs, restricted stock or stock awards. The number of shares subject to an award and any other restrictions that are deemed appropriate by the Committee for a particular type of award, to particular individuals or in particular circumstances, will be included in the individual award document reflecting the grant of the award to the recipient and setting forth specific terms and conditions of the award (the “Award Agreement”).

     The Plan contains provisions relating to adjustments of the terms of outstanding awards to reflect changes in the Company’s capitalization or shares or the occurrence of specified events. The number of shares that may be acquired under the Plan, the maximum number of shares that may be delivered pursuant to awards, and such other terms as are necessarily affected by such specified events are subject to adjustment in the event of a stock dividend, stock split, recapitalization, merger, consolidation (whether or not Everest Re Group, Ltd. is the surviving corporation), reorganization, combination or exchange of shares or similar events.

     Except as otherwise provided by the Committee, awards under the Plan will only be transferable to the extent designated by the participant by will or by laws of descent and distribution.

Stock Options

     The Committee may grant options to purchase shares which may be either incentive stock options or non-qualified stock options. The purchase price of shares under each option must be based on the fair market value of a share on the date the option is granted. Options granted under the Plan will be exercisable in accordance with the terms established by the Committee. The full purchase price of each share purchased upon the exercise of any option must be paid at the time of exercise. The Committee, in its discretion, may impose such conditions, restrictions and contingencies on shares acquired pursuant to the exercise of an option as the Committee determines to be desirable.

     Except as otherwise provided by the Committee, if an employee recipient of a stock option award under the Plan terminates employment with the Company for a reason other than death, disability or retirement, the holder of the stock option may exercise the stock option at any time within a period of three months after such termination to the extent the stock option was exercisable on the date of such termination. If the employee terminates employment by reason of death, disability or retirement, the employee may exercise the stock option at any time within a period of three years after such termination to the extent the stock option was exercisable on the date of such termination. In no event, however, may any stock option be exercised by any person after its expiration date.

Stock Appreciation Rights

     The Committee may grant an SAR in connection with all or any portion of an option as well as independent of any option grant. An SAR entitles the participant to receive the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Committee. The excess amount will be payable in shares, in cash or in a combination thereof, as determined by the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies on the shares acquired pursuant to the exercise of an SAR as the Committee determines to be desirable.

Other Stock Awards

     The Committee may grant stock awards (a grant of shares as payment of a bonus, as payment of any other compensation obligation, upon the occurrence of a special event or as otherwise determined by the Committee) and restricted stock (a grant of shares with such shares or rights being made subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the participant, as determined by the Committee). Recipients of restricted stock may have voting rights and may receive dividends on the granted shares prior to the time the restrictions lapse.

Payment Provisions

     The Plan permits the payment of the option exercise price or award price in cash or, at the Committee’s discretion, with shares valued at their fair market value, or with a combination of such shares and cash. Shares may only be used for payment, however, if they have been held by the participant for at least six months (or such other period as may be required by the Committee) and meet any other requirements established by the Committee. Other lawful consideration, which may include a promissory note as may be approved by the Committee, may also be applied to the purchase or exercise price of an award under the Plan, to the extent authorized by the Committee and as may be permitted under relevant state or Bermuda law.

     Shares held by a participant may also be used to discharge tax withholding obligations related to the exercise of options or the receipt of other awards to the extent authorized by the Committee.

Change In Control

     In the event of a “Change in Control” of the Company (as defined in the Plan), in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion, recommend that the Board of Directors take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of participants:

  accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding award made pursuant to the Plan;

  offer to purchase any outstanding award made pursuant to the Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the Change of Control; or

  make adjustments or modifications to outstanding awards as the Committee deems appropriate to maintain and protect the rights and interests of participants following such Change of Control.

     Any such action approved by the Board of Directors shall be conclusive and binding on the Company and all participants.

Amendment and Termination

     The Board of Directors may at any time amend, suspend or discontinue the Plan, in whole or in part. The Committee may at any time alter or amend any or all Award Agreements under the Plan to the extent permitted by law, but no such alteration or amendment shall impair the rights of any holder of an award without the holder’s consent.

United States Income Tax Consequences of the Plan

     The following paragraphs provide a general summary of the U.S. federal income tax consequences of the Plan based upon current law, which is subject to change. State, local or foreign tax consequences are beyond the scope of this summary. In addition, this summary is necessarily general and does not describe all possible federal income tax effects to particular recipients of awards under the Plan or to the Company in all circumstances.

Non-Qualified Stock Options

     The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise. Special rules will apply if the participant uses previously owned shares to pay some or all of the option exercise price.

     The exercise of a non-qualified stock option through the delivery of previously acquired stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares surrendered and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange that are in excess of the number given up will be includible as ordinary income to the participant at the time of exercise. The excess shares will have a new holding period for capital gain purposes and a basis equal to the value of such shares determined at the time of exercise.

Incentive Stock Options

     The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).

     The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

     If the participant does not sell or otherwise dispose of the stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

     If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

     The exercise of an incentive stock option through the exchange of previously acquired stock will generally be treated in the same manner as such an exchange would be treated in connection with the exercise of a non-qualified stock option; that is, as a non-taxable, like-kind exchange as to the number of shares given up and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gain purposes, the same holding period as the shares that are given up. However, such holding period will not be credited for purposes of the one-year holding period required for the new shares to receive incentive stock option treatment. Shares received in excess of the number of shares given up will have a new holding period and will have a basis of zero or, if any cash was paid as part of the exercise price, the excess shares received will have a basis equal to the amount of the cash. If a disqualifying disposition (a disposition before the end of the applicable holding period) occurs with respect to any of the shares received from the exchange, it will be treated as a disqualifying disposition of the shares with the lowest basis.

     If the exercise price of an incentive stock option is paid with shares acquired through a prior exercise of an incentive stock option, gain will be realized on the shares given up (and will be taxed as ordinary income) if those shares have not been held for the minimum incentive stock option holding period (two years from the date of grant and one year from the date of transfer), but the exchange will not affect the tax treatment, as described in the immediately preceding paragraph, of the shares received.

     Stock Appreciation Rights

     The grant of an SAR will not result in taxable income to the participant. Upon exercise of an SAR, the amount of cash or the fair market value of shares received will be taxable to the participant as ordinary income. Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

     Restricted Stock and Other Stock Awards

     A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, assuming that the restrictions constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant. A participant may elect pursuant to section 83(b) of the Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date.

     A participant who receives a stock award, which is not subject to a “substantial risk of forfeiture” will be taxed based on the value of the stock on the date of the award.

     Withholding of Taxes

     The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements. The shares withheld from awards may only be used to satisfy the Company’s minimum statutory withholding obligation.

     Tax Deduction

     Everest Re Group, Ltd. is not subject to U.S. income taxes. However, if an award is granted to a participant employed by a subsidiary that is a U.S. taxpayer, the subsidiary will be entitled to a deduction equal to the amount of income includible in the participant’s income provided that such amount constitutes an ordinary and necessary business expense to the subsidiary and is reasonable in amount.

     A U.S. income tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to any of the five most highly compensated officers of a public corporation. However, amounts that constitute “performance-based compensation” are not counted toward the $1 million limit. If a U.S. subsidiary has an employee who is among the five most highly compensated officers, that subsidiary’s deduction will be subject to this limit. To preserve the deduction for its U.S. subsidiary, the Company has designed the Plan to enable awards thereunder to constitute “performance-based compensation” and not be counted toward the $1 million limit. The Plan provides that the Committee, in its sole discretion, may grant awards which are not intended to constitute “performance-based compensation.”

     Certain awards under the Plan may be subject to tax rules that apply to nonqualified deferred compensation plans. If an award is subject to those rules, and fails to conform to them, the recipient may have accelerated recognition of taxable income, and may also become liable for interest and tax penalties. Failure to satisfy the new rules will not have an adverse tax effect on the Company. The Company intends that, to the extent that awards are subject to the new deferred compensation rules, the awards will be structured to satisfy those rules.

     Change In Control

     Any acceleration of the vesting or payment of awards under the Plan in the event of a Change in Control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and preclude deduction by a subsidiary.

     Tax Advice

     The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

     Securities Authorized for Issuance under Equity Compensation Plans

     The following table summarizes, as of December 31, 2005, information about compensation plans under which securities of the Company are authorized for issuance:

Equity Compensation Plans

			Number of securities
			remaining available
	Number of securities		for future issuance
	to be issued upon	Weighted-average	under equity
	exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans	2,236,078	$61.75	2,794,789 (1)
approved by security holders

Equity compensation plans not	89,500 (2)	$36.62	-0-
approved by security holders

Total	2,325,578	$60.783	2,794,789

(1)
Includes shares available under the Everest Re Group, Ltd. 2002 Stock Incentive Plan and the 2003 Non-Employee Director Equity Compensation Plan which permit the granting of stock options, stock appreciation rights, restricted stock and stock awards. Also includes shares available under the Everest Re Group, Ltd. 1995 Stock Option Plan for Non-Employee Directors (formerly known as the Everest Reinsurance Holdings, Inc. 1995 Stock Option Plan for Non-Employee Directors).

(2)

As of December 31, 2005, the Company had in place the following individual compensation arrangements with Non-Employee Directors that were not approved by Company shareholders:

On April 1, 1999, each of the Non-Employee Directors was granted a stock option award covering 6,500 Common Shares at an exercise price of $30.625 per share, which was the fair market value of the shares on the date of grant. The options vest ratably over three years.

On February 23, 2000, each of the Non-Employee Directors was granted a stock option award covering 7,500 Common Shares at an exercise price of $25.3438 per share, which was the fair market value of the shares on the date of grant. The options vest ratably over three years.

On September 21, 2001, each of the Non-Employee Directors was granted a stock option award covering 10,000 Common Shares at an exercise price of $48.01 per share, which was the fair market value of the shares on the date of grant. The options vest ratably over three years.

MISCELLANEOUS—GENERAL MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Named Executive Officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Named Executive Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company’s review of the copies of the forms it has received and representations that no other reports were required, the Company believes that all of its executive officers, directors and greater than ten percent beneficial owners have filed with the SEC on a timely basis all required forms with respect to transactions during fiscal year 2005.

Shareholder Proposals for the 2007 Annual General Meeting of Shareholders

     To be considered for inclusion in the Company’s Proxy Statement and Proxy Card relating to the 2007 Annual General Meeting of Shareholders, a shareholder proposal must be received by the Secretary of the Company in proper form at the Company’s registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, no later than December 15, 2006.

     The proxy solicited by the Board relating to the 2007 Annual General Meeting of Shareholders shall confer discretionary authority to vote on a shareholder proposal if the Secretary of the Company receives notice of that proposal after March 1, 2007.

Proxy Solicitations

     The expense of this proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, facsimile or mail by directors or officers who are employees of the Company without additional compensation. In addition, Georgeson Shareholder Communications Inc. will provide solicitation services to the Company for a fee of approximately $5,500 plus out-of-pocket expenses. The firm will solicit proxies by personal interview, telephone, facsimile and mail. The Company will, on request, reimburse shareholders of record who are brokers, dealers, banks or voting trustees, or their nominees, for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.

Transfer Agent and Registrar

     The Company has appointed Computershare Trust Company, N.A. (formerly known as Equiserve Trust Company, N.A.) to serve as transfer agent, registrar and dividend paying agent for the Common Shares. Correspondence relating to any share accounts or dividends should be addressed to:

     Computershare Trust Company, N.A.
     Shareholder Services
     P.O. Box 43069
     Providence, Rhode Island 02940
     (800) 519-3111
     (781) 575-2726

     All transfers of certificates for Common Shares should also be mailed to the above address.

By Order of the Board of Directors
Sanjoy Mukherjee
Secretary

April 14, 2006

APPENDIX A

CORPORATE GOVERNANCE GUIDELINE ON DIRECTOR INDEPENDENCE

     A majority of the Board shall be composed of “independent” directors, as that term is defined from time to time by the listing standards of the NYSE. As required by such listing standards, in assessing independence, the Board shall make a determination whether a director has any material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making this determination, absent other considerations, the Board will deem a director to be independent if either the director or a member of his immediate family:

  Has not been employed by the Company, any of its affiliates or the Company’s external auditor at any time during the past three years;

  Has not received more than $100,000 per year from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  Is not, and in the past three years has not been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that concurrently employs such director or director’s immediate family member;

  Does not, and in the past three years has not, provided legal, consulting, investment banking, commercial banking, accounting or other professional services to the Company or any of its subsidiaries or affiliates, and is not a director, executive officer, general partner or significant equity holder of an entity that has provided legal, consulting, investment banking, accounting or other professional services in amounts which exceed the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues; for purposes of this and the succeeding paragraph, direct or indirect beneficial ownership of an interest representing 10% of the equity or the voting interests of an entity will generally be considered a significant equity holding;

  Is not, and in the past three years has not been, a director, executive officer, general partner or significant equity holder of a company that makes payments to, or receives payments from, the Company or any of its affiliates, for property or services in an amount which, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; and

  Is not, and in the past three years has not been, an employee, officer or director of a foundation, university or other non-profit organization that has received grants or endowments from the Company or any of its subsidiaries or affiliates in annual amounts which exceed the greater of $1,000,000 or 2% of the organization’s annual gross revenues.

A-1

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APPENDIX B

EVEREST RE GROUP, LTD.
2002 STOCK INCENTIVE PLAN

(As Amended through Third Amendment)

Section 1. Establishment and Purpose

     The purpose of the Everest Re Group, Ltd. 2002 Stock Incentive Plan (the “Plan”) is to benefit the Corporation, its Subsidiaries, and its shareholders by encouraging high levels of performance by individuals who are key to the success of the Corporation and its Subsidiaries and to enable the Corporation and its Subsidiaries to attract, motivate and retain talented and experienced individuals essential to their success. This is to be accomplished by providing such eligible individuals an opportunity to obtain or increase their proprietary interest in the Corporation’s performance and by providing such individuals with additional incentives to remain with the Corporation and its Subsidiaries.

Section 2. Definitions

     The following terms, used herein, shall have the meaning specified:

     (a) “Award” means any award or benefit granted under the terms of the Plan.

     (b) “Award Agreement” means an agreement described in Section 6 hereof entered into between the Corporation and a Participant, setting forth the terms and conditions applicable to the Award granted to the Participant.

     (c) “Board of Directors” means the Board of Directors of the Corporation as it may be comprised from time to time.

     (d) “Code” means the Internal Revenue Code of 1986, and any successor statute, and the regulations promulgated thereunder, as it or they may be amended from time to time.

     (e) “Committee” means the Committee as defined in Section 8.

     (f) “Corporation” means Everest Re Group, Ltd., and any successor corporation.

     (g) “Effective Date” means the Effective Date as defined in Section 15.

     (h) “Employee” means officers and other key employees of the Corporation or a Subsidiary, and excludes directors who are not also officers or employees of the Corporation or a Subsidiary. “Employee” includes consultants and advisors that provide bona fide services to the Corporation or a Subsidiary, provided that such services are not in connection with the offer or sale of securities of the Corporation or a Subsidiary in a capital-raising transaction.

     (i) “Exchange Act” means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

     (j) “Exercise Price” means a purchase or exercise price established by the Committee at the time an Option or an SAR is granted.

     (k) “Fair Market Value” means, unless otherwise provided in the Award Agreement, the average of the highest and lowest sale price of the Stock as reported on the Composite Transaction Tape of the New York Stock Exchange (or on such other exchange, if any, on which the Stock is traded) on the relevant date, or if no sale of the Stock is reported for such date, the next preceding day for which there is a reported sale. If the Stock is not traded on any such exchange, Fair Market Value shall be as determined in the Award Agreement, or as may be determined in good faith by the Committee.

     (l) “Incentive Stock Option” means an option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code.

     (m) “Insider” means any person who is subject to “Section 16.”

     (n) “Option” means an Award granted under the Plan that entitles the Participant, for a certain period of time, to purchase shares of Stock at an Exercise Price established by the Committee.

     (o) “Participant” means any Employee who has been granted an Award pursuant to this Plan.

     (p) “Section 16” means Section 16 of the Exchange Act, and any successor statutory provision, and the rules promulgated thereunder, as it or they may be amended from time to time.

     (q) “Stock” means shares of common stock (class of common shares) of the Corporation, par value $.01 per share, or any security of the Corporation issued in substitution, exchange or lieu thereof.

     (r) “Subsidiary” means any corporation in which the Corporation, directly or indirectly, controls 50% or more of the total combined voting power of all classes of such corporation’s stock.

     (s) “Ten-percent Shareholder” means any person who owns, directly or indirectly, on the relevant date securities representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its parent or Subsidiary. For purposes of applying the foregoing ten percent (10%) limitation, the rules of Code Section 424(d) shall apply.

Section 3. Eligibility

     Persons eligible for Awards shall consist of Employees who hold positions of significant responsibilities with the Corporation and/or a Subsidiary or whose performance or potential contribution, in the judgment of the Committee, will benefit the future success of the Corporation and/or a Subsidiary.

Section 4. Awards

     The Committee may grant any of the types of Awards enumerated in paragraphs (a) through (d) of this Section 4, either singly, in tandem or in combination with other types of Awards, as the Committee may in its sole discretion determine:

     (a) Non-qualified Stock Options. The grant of an Option entitles the Participant to purchase a specific number of shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section 4 may either be an incentive stock option or a non-qualified stock option. A Non-qualified Stock Option is an Option that is not intended to be an “incentive stock option” as described in section 422(b) of the Code. All Non-qualified Stock Options granted under the Plan shall expire not later than ten (10) years after grant, and shall have an Exercise Price equal to 100% of the Fair Market Value of the Stock on the date the option is granted.

     (b) Incentive Stock Options. An Incentive Stock Option is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” as described in section 422(b) of the Code. All Incentive Stock Options granted under the Plan shall be subject to the following:

     (i) The aggregate fair market value (determined at the time of the grant of the Award) of the shares of Stock subject to Incentive Stock Options which are exercisable by one person for the first time during a particular calendar year shall not exceed $100,000.

     (ii) No Incentive Stock Option may be granted under this Plan on or after the tenth anniversary of the date this Plan is adopted, or the date this Plan is approved by shareholders, whichever is earlier.

     (iii) No Incentive Stock Option may be exercisable more than:

A. in the case of an Employee who is not a Ten-Percent Shareholder on the date that the option is granted, ten (10) years after the date the option is granted, and

B. in the case of an Employee who is a Ten-Percent Shareholder on the date the option is granted, five (5) years after the date the option is granted.

(iv) The exercise price of any Incentive Stock Option shall be no less than:

     A. in the case of an Employee who is not a Ten-Percent Shareholder on the date that the option is granted, the Fair Market Value of the Stock subject to the option on such date; and

     B. in the case of an Employee who is a Ten-Percent Shareholder on the date that the option is granted, 110% of the Fair Market Value of the Stock subject to the option on such date.

(v) No Incentive Stock Option shall be granted to an individual who is an Employee by virtue of being a consultant or advisor.

     (c) Stock Appreciation Rights. A stock appreciation right (“SAR”) is a right to receive, upon surrender of the right, an amount payable in cash or in shares of Stock, which may be Restricted Stock.

     (i) The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a specified number of shares of Stock on the exercise date (or on such other date or dates set forth in the Award Agreement) over the Exercise Price relative to such shares, as may be established by the Committee.

     (ii) In the case of an SAR granted with respect to an Incentive Stock Option to an Employee who is a Ten-Percent Shareholder on the date of such Award, the Exercise Price shall not be less than 110% of the Fair Market Value of a share of Stock on the date the Award is made.

(d) Restricted Stock and Stock Awards.

     (i) Restricted Stock is Stock that is issued to a Participant and is subject to a substantial risk of forfeiture or other restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine, where such restrictions will lapse upon achievement of one or more goals relating to the completion of services by the Participant or achievement of other objectives as may be determined by the Committee. A certificate for the shares of Restricted Stock, which certificate shall be registered in the name of the Participant, shall bear an appropriate restrictive legend and shall be subject to appropriate stop-transfer orders; provided, that the certificates representing shares of Restricted Stock shall be held in custody by the Corporation until the restrictions relating thereto otherwise lapse, and; provided further, that the Participant shall deliver to the Corporation a stock power endorsed in blank relating to the Restricted Stock as soon as practicable following the date of grant.

     (ii) Stock Awards shall be any compensation grant to a Participant that provides for payment to a Participant in shares of Stock.

     (iii) Restricted Stock and Stock Awards may be issued at the time of grant, upon the exercise of an SAR, Option or other right, as payment of a bonus, as payment of any other compensation obligations, upon the occurrence of a future event, at a specified time in the future or as otherwise determined by the Committee. The period during which Restricted Stock is subject to restrictions may commence prior to the actual transfer of Restricted Stock to a Participant if so specified in the Award Agreement.

     (e) Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 4 shall be subject to the following:

(i) Subject to the following provisions of this subsection 4(e), the full Exercise Price for shares of stock purchased on the exercise of an Option shall be paid at the time of such exercise.

     (ii) The Exercise Price of the Stock subject to the Option may be paid in cash. At the discretion of the Committee, the purchase price may also be paid by the tender, by actual delivery of shares or by attestation, of Stock owned for at least six months by the holder of the option (the value of such Stock shall be its Fair Market Value on the date of exercise), through a combination of Stock and cash, or through such other means as the Committee determines are consistent with the Plan’s purpose and applicable law. No fractional shares of Stock will be issued or accepted.

     (iii) Without limiting the foregoing, to the extent permitted by law (including relevant state or Bermuda law), (A) the Committee may agree to accept as full or partial payment of the Exercise Price of Stock issued upon exercise of options, a promissory note of the Participant evidencing the Participant’s obligation to make future cash payments to the Corporation, which promissory notes shall be payable as determined by the Committee (but in no event later than five (5) years after the date thereof), shall be secured by a pledge of the shares of Stock purchased, and shall bear interest at a rate established by the Committee and (B) the Committee may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Options and sell the shares of Stock thereby acquired, pursuant to a brokerage or similar arrangement approved in advance by the Committee, and use the proceeds from such sale as payment of the Exercise Price of such Stock.

Section 5. Shares of Stock and Other Stock-Based Awards Available Under Plan

     (a) The Stock which may be issued pursuant to an Award under the Plan may be shares currently authorized but unissued or currently held or subsequently acquired by the Corporation as treasury shares, including shares purchased in the open market or in private transactions.

     (b) Subject to the adjustment provisions of Section 9 hereof, the maximum number of shares that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 4,000,000 shares of Stock.

     (c) Subject to the adjustment provisions of Section 9 hereof, the following additional maximums are imposed on the Plan:

     (i) The maximum number of shares of Stock that may be issued pursuant to Options intended to be Incentive Stock Options shall be 1,000,000 shares.

     (ii) The aggregate maximum number of shares of Stock that may be covered by Awards granted to any one individual pursuant to Section 4 relating to Options and SARs, shall be 350,000 shares during any one calendar-year period. Notwithstanding the preceding sentence, or any other provision of the Plan, the Committee, in its sole discretion, may make Awards under the Plan which are not intended to satisfy the “performance-based” compensation exception of Section 162(m) of the Code and regulations thereunder, which Awards shall not be subject to the individual limits set forth in the preceding sentence.

     (d) To the extent that any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

     (e) If the Exercise Price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Corporation (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tender shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

     (f) For the purposes of computing the total number of shares of Stock granted under the Plan, the following rules shall apply to Awards payable in Stock:

(i) each Option shall be deemed to be the equivalent of the maximum number of shares of Stock that may be issued upon exercise of the particular Option;

     (ii) where one or more types of Awards (both of which are payable in Stock) are granted in tandem with each other, the number of shares of Stock shall be deemed to be the greater of the number of shares that would be counted if one or the other Award alone was outstanding.

     Additional rules for determining the number of shares of Stock granted under the Plan may be adopted by the Committee, as it deems necessary and appropriate.

Section 6. Award Agreements

     Each Award under the Plan shall be evidenced by an Award Agreement setting forth the number of shares of Stock and/or SARs subject to the Award and such other terms and conditions applicable to the Award, as determined by the Committee, not inconsistent with the terms of the Plan. The Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to as the Award Agreement regardless of whether any Participant signature is required. In the event that the Committee requires that the Participant execute and return the Award Agreement, no person shall have any rights under the Award unless and until the Participant to whom such Award shall have been granted shall have executed and delivered to the Company the Award Agreement; provided, however, the execution and delivery of such an Award Agreement shall not be a precondition to the granting of such Award. By executing the Award Agreement, or submitting an option exercise form (whether or not the Award Agreement required execution) a Participant shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board of Directors or their delegates.

     (a) Award Agreements shall include the following terms:

     (i) Non-assignability. Unless otherwise specifically provided for by the Committee, a provision that no Award shall be assignable or transferable except by will or by the laws of descent and distribution and that, during the lifetime of a Participant, the Award shall be exercised, if exercisable, only by such Participant or by his or her guardian or legal representative.

     (ii) Termination of Employment. A provision describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant’s employment with the Corporation or a Subsidiary, including but not limited to terms relating to the vesting, time for exercise, forfeiture or cancellation of an Award in such circumstances. Participants who terminate employment prior to the satisfaction of applicable conditions and restrictions associated with their Award(s) may be entitled to such Award(s) as and to the extent determined by the Committee. A provision that for purposes of the Plan (A) a transfer of an Employee from the Corporation to a Subsidiary or affiliate of the Corporation, whether or not incorporated, or vice versa, or from one Subsidiary or affiliate of the Corporation to another, and (B) a leave of absence, duly authorized in writing by the Corporation, shall not be deemed a termination of employment, except as otherwise required by applicable law, as determined by the Committee, in order to preserve the status of an option as an Incentive Stock Option.

     (iii) Rights as a Shareholder. A provision that a Participant shall have no rights as a shareholder with respect to any Stock covered by an Award until the date the Participant becomes the holder of record. Except as provided in Section 9 hereof, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.

     (iv) Withholding. A provision requiring the withholding of applicable taxes required by law from all amounts paid to the holder of an Award in satisfaction of such Award. In the case of an Award paid in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant. In the case of Awards paid in shares of Stock, a Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock may be deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of shares of Stock to be deducted shall be determined by the Committee with reference to the Fair Market Value of the Stock when the withholding is required to be made; provided, however, the amount of Stock so deducted shall not exceed the minimum required withholding obligation.

     (v) Treatment of Option. Each Award of an option shall state whether or not it is intended to constitute an Incentive Stock Option.

     (vi) Minimum Exercise. No option may be exercised for less than the lesser of 50 shares of Stock or the full number of shares of Stock for which the option is then exercisable.

     (b) Other Terms. Award Agreements may include such other terms as the Committee may determine are necessary, and appropriate to effect an Award to the Participant, including, but not limited to, the term of the Award, vesting provisions, any requirements for continued employment with the Corporation or a Subsidiary, any other restrictions or conditions (including performance requirements) on the Award and the method by which restrictions or conditions lapse, the effect on the Award of a change in control of the Corporation or an employing Subsidiary, the price, amount or value of Awards, and the terms, if any, pursuant to which a Participant may elect to defer the receipt of cash or Stock under an Award.

Section 7. Amendment and Termination

     The Board of Directors may at any time amend, suspend or discontinue the Plan, in whole or in part; provided that no amendment by the Board of Directors shall increase any limitations set forth in Section 5 nor shall it permit any options to be awarded at exercise prices below Fair Market Value. The Committee may at any time alter or amend any or all Award Agreements under the Plan to the extent permitted by law, but no such alteration or amendment shall impair the rights of any holder of an Award without the holder’s consent. Adjustments pursuant to Section 9 shall not be subject to the foregoing limitations of this Section 7.

Section 8. Administration

     (a) The Plan and all Awards granted pursuant thereto shall be administered by a committee of the Board of Directors (the “Committee”), which Committee shall consist of not less than two (2) members of such Board of Directors who are not employees of the Corporation or any Subsidiary. The members of the Committee shall be designated by the Board of Directors. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

     (b) The Committee shall have the authority and discretion to interpret and administer the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to determine the terms and provisions of any Award Agreement made pursuant to the Plan. All questions of interpretation with respect to the Plan, the number of shares of Stock or other security, SARs, or rights granted and the terms of any Award Agreements, including the timing, pricing, and amounts of Awards, shall be determined by the Committee, and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and this Plan, the terms of this Plan shall govern.

     (c) Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to the officers or employees of the Corporation and its Subsidiaries the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards thereunder as these relate to Insiders, including, but not limited to, decisions regarding the timing, eligibility, pricing, amount or other material terms of such Awards. Any such delegation may be revoked by the Committee at any time.

     (d) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

Section 9. Adjustment Provisions

     (a) In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, merger or consolidation (whether or not the Corporation is a surviving corporation), reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend paid in cash or property, the number of shares of Stock (or other securities) then remaining subject to this Plan, and the maximum number of shares that may be issued to anyone pursuant to this Plan, including those that are then covered by outstanding Awards, shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased and the price for each share then covered by an outstanding Award shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced and the price for each share then covered by an outstanding Award shall be proportionately increased.

     (b) In the event the adjustments described in clauses (i) and (ii) of paragraph (a) of this Section 9 are inadequate to ensure equitable treatment of any Award holder, then, to the extent permissible under applicable law, the Committee shall make any further adjustments as it deems necessary to ensure equitable treatment of any holder of an Award as the result of any transaction affecting the securities subject to the Plan or as is required or authorized under the terms of any applicable Award Agreement.

     (c) The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other capital structure of its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

Section 10. Change of Control

     (a) In the event of a “Change in Control” of the Corporation (defined below), in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion, recommend that the Board of Directors take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants:

     (i) accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding Award made pursuant to this Plan;

     (ii) offer to purchase any outstanding Award made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the change of control; or

     (iii) make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such change of control.

     Any such action approved by the Board of Directors shall be conclusive and binding on the Corporation and all Participants.

     (b) For purposes of this Section, a Change of Control shall mean the occurrence of any of the following:

     (i) A tender offer or exchange offer whereby the effect of such offer is to take over and control the affairs of the Corporation, and such offer is consummated for the ownership of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation’s then outstanding voting securities.

     (ii) The Corporation is merged or consolidated with another corporation and, as a result of such merger or consolidation, less than seventy-five percent (75%) of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of the Corporation, other than affiliates within the meaning of the Exchange Act or any party to such merger or consolidation.

     (iii) The Corporation transfers substantially all of its assets to another corporation or entity that is not a wholly-owned subsidiary of the Corporation.

     (iv) Any person (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation’s then outstanding securities, and the effect of such ownership is to take over and control the affairs of the Corporation.

     (v) As the result of a tender offer, merger, consolidation, sale of assets, or contested election, or any combination of such transactions, the persons who were members of the Board of Directors of the Corporation immediately before the transaction, cease to constitute at least a majority thereof.

Section 11. General Restrictions

     Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

     (a) Notwithstanding any other provision of the Plan, the Corporation shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

     (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

Section 12. Unfunded Plan

     The Plan shall be unfunded. Neither the Corporation, a Subsidiary, nor the Board of Directors shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Corporation, a Subsidiary, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan.

Section 13. Limits of Liability

     (a) Any liability of the Corporation or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

     (b) Neither the Corporation nor a Subsidiary, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan except as may be expressly provided by statute.

Section 14. Rights of Employees

     (a) Status as an eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to such eligible Employee or to eligible Employees generally.

     (b) Nothing contained in this Plan or in any Award Agreement (or in any other documents related to this Plan or to any Award or Award Agreement) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or a Subsidiary or constitute any contract or limit in any way the right of the Corporation or a Subsidiary to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without cause.

Section 15. Duration

     The Board of Directors adopted the Plan subject to the approval of the shareholders of the Corporation at the Corporation’s 2002 annual meeting of its shareholders on May 22, 2002. The date of such shareholder approval shall be the “Effective Date” of the Plan. The Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreements, provided that Awards under the Plan may only be granted within ten years from the Effective Date of the Plan.

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Everest Re Group, Ltd.

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		[ ]	Mark this box with an X if you have made changes to your name or address details above.

Annual General Meeting Proxy Card

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, AND 3.
A Election of Directors
1. To elect as Directors of the Company for a three-year term ending in 2009.

	For	Withhold
01 - Martin Abrahams	[ ]	[ ]

02 - John R. Dunne	[ ]	[ ]

03 - John A. Weber	[ ]	[ ]

B Issues
The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Abstain
2. To appoint PricewaterhouseCoopers LLP as the Company’s	[ ]	[ ]	[ ]
independent auditors for the year ending December 31, 2006
and authorize the Board of Directors acting by the Audit
Committee of the Board to set the fees for the independent
auditors.

3. To approve an amendment to the Everest Re Group, Ltd.	[ ]	[ ]	[ ]
2002 Stock Incentive Plan.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

In their discretion, upon such other matters as may properly come before the meeting, and any and all adjournments thereof, all in accordance with the accompanying Notice and Proxy Statement, receipt of which is acknowledged. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, AND 3. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Sign exactly as name appears hereon. When signing in a representative capacity, please give full title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

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Proxy - Everest Re Group, Ltd.

Annual General Meeting of Shareholders
May 23, 2006, 11:00 a.m.
Wessex House, 45 Reid Street
Hamilton HM 12, Bermuda

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J.V. Taranto, S.L Limauro, and S. Mukherjee, and each of them, as proxies of the undersigned, each with full power to act without the others and with full power of substituion, to vote all the Common Shares of EVEREST RE GROUP, LTD. held in the name of the undersigned at the close of business on March 27, 2006, at the Annual General Meeting of Shareholders to be held on May 23, 2006, at the Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda at 11:00 a.m. (local time), and at any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, on the matters set forth hereon in accordance with any directions given by the undersigned and, in their discretion, on all other matters that may properly come before the Annual General Meeting, all in accordance with the accompanying Notice and Proxy Statement, receipt of which is acknowledged.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.